                                                                   Exhibit 10.13


                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
ARTICLE 1                             TERM                                     1

ARTICLE 2                             FIXED RENT                               2

ARTICLE 3                             PROPORTIONATE SHARE                      2

ARTICLE 4                             INSURANCE                                4

ARTICLE 5                             COMMON AREAS AND PREMISES                4

ARTICLE 6                             REPAIRS                                  4

ARTICLE 7                             COMPLIANCE WITH LAW                      5

ARTICLE 8                             ALTERATIONS AND IMPROVEMENTS             5

ARTICLE 9                             MECHANICS LIENS                          6

ARTICLE 10                            WASTE                                    6

ARTICLE 11                            INSPECTION BY LANDLORD                   7

ARTICLE 12                            ASSIGNMENT AND SUBLETTING                7

ARTICLE 13                            HOLD HARMLESS AND INDEMNIFICATION        9

ARTICLE 14                            CASUALTY                                 9

ARTICLE 15                            CONDEMNATION/EMINENT DOMAIN             10

ARTICLE 16                            BANKRUPTCY/INSOLVENCY AND
                                      DEFAULT OF TENANT                       12

ARTICLE 17                            SERVICES FURNISHED BY LANDLORD          14

ARTICLE 18                            ADDITIONAL RENT                         15

ARTICLE 19                            ELECTRIC CHARGES                        18

ARTICLE 20                            NOTICE                                  20

ARTICLE 21                            LESSER AMOUNT RENT                      20

ARTICLE 22                            QUIET ENJOYMENT                         21

ARTICLE 23                            ARBITRATION                             21

ARTICLE 24                            LIMITATION OF LANDLORD'S LIABILITY      21

ARTICLE 25                            ESTOPPEL NOTICE                         22

ARTICLE 26                            REMEDIES                                22

ARTICLE 27                            BROKERAGE COMMISSION                    22

ARTICLE 28                            UNAVOIDABLE DELAYS                      23

ARTICLE 29        SUBORDINATION                                              23

ARTICLE 30        SIGNS                                                      24

ARTICLE 31        NOTICES OF DEFAULT                                         24

ARTICLE 32        USE                                                        24

ARTICLE 33        LANDLORD'S RIGHT TO MODIFY                                 25

ARTICLE 34        LATE CHARGES                                               25

ARTICLE 35        LANDLORD'S RULES AND REGULATIONS                           25

ARTICLE 36        CONDITION OF PREMISES                                      26

ARTICLE 37        ENVIRONMENTAL LAWS                                         26

ARTICLE 38        INITIAL LEASEHOLD IMPROVEMENTS                             28

ARTICLE 39        SECURITY DEPOSIT                                           28

ARTICLE 40        HOLDING OVER                                               29

ARTICLE 41        AUTHORITY OF LEASE SIGNATORIES                             29

ARTICLE 42        MISCELLANEOUS                                              29





EXHIBIT A         DIAGRAM OF PREMISES                                        31

EXHIBIT B         BUILDING RULES AND REGULATIONS                             32

EXHIBIT C         HVAC PERFORMANCE STANDARDS                                 35

EXHIBIT D         CLEANING MAINTENANCE SERVICES                              36

EXHIBIT E         HOLIDAY SCHEDULE                                           37

                                  LEASE SUMMARY
                                  -------------

Any reference in this Lease to the following subjects shall incorporate the data below stated.


LANDLORD:                                    METROPLEX ASSOCIATES,
                                             a New Jersey Partnership

LANDLORD'S ADDRESS:                          c/o Atlantic Realty Development
                                             90 Woodbridge Center Drive
                                             Woodbridge, New Jersey 07095

TENANT:                                      HANOVER CAPITAL MORTGAGE CORP.,
                                             a Missouri Corporation

TENANT'S ADDRESS:                            90 West Street
                                             New York, New York 10006

PREMISES:                                    A portion of the third (3rd) floor
                                             of the Building known as Metroplex
                                             Corporate Center I.

   GROSS RENTABLE AREA OF PREMISES:          +/- 5,834 square feet, subject to
                                             final measurement

   NET USEABLE AREA OF PREMISES:             +/- 5,060 square feet, subject to
                                             final measurement

LEASE TERM:                                  Three (3) years

ANNUAL BASE RENT:                            See Article 2 - Fixed Rent

TENANT'S PROPORTIONATE SHARE:                4.64 %, subject to adjustment

PERMITTED USE:                               General offices

BUILDING ADDRESS:                            100 Metroplex Drive
                                             Edison, New Jersey 08817

TENANT'S S.I.C. NUMBER:

                             OFFICE LEASE AGREEMENT
                             ----------------------

            THIS AGREEMENT, made this 01 day of March, 1994 by and between:

            METROPLEX ASSOCIATES, a New Jersey partnership, with offices at c/o Atlantic Realty Development, 90 Woodbridge Center Drive, Woodbridge, New Jersey, 07095 (hereinafter referred to as "Landlord"),

and

            HANOVER CAPITAL MORTGAGE CORP., a New Jersey corporation, with office at 90 West Street, New York, New York 10006 (hereinafter referred to as "Tenant").


                              W I T N E S S E T H:
                              - - - - - - - - - -


            THAT Landlord, for and in consideration of the rentals, covenants and agreements hereinafter reserved, mentioned and contained on the part of Tenant, its successors and assigns to be paid, kept and performed, has demised and leased, and by these presents does demise and lease, unto Tenant, and Tenant does hereby take and hire from Landlord upon and subject to the conditions hereinafter set forth, the certain premises (the "Premises") constituting a portion of the third (3rd) floor of the building (the "Building") known as Metroplex Corporate Center I, 100 Metroplex Drive, Edison, New Jersey 08817. The Building contains 125,812 square feet of gross rentable area and is located on certain land (the "Lot") designated as Lot 21 in Block 4A on the Tax Map of Edison, New Jersey. The Premises have a gross rentable area of approximately 5,834 square feet of floor area and a net usable area of approximately 5,060 square feet of floor area. In addition, Tenant and its agents, employees and invitees shall have the right, in common with Landlord and other tenants of the Building, and their respective agents, employees and invitees, to use the common areas and facilities located at the Building and Lot as provided in Article 5 of this Lease. A diagram of the Premises is annexed hereto as Exhibit A. * Space removed as marked on Plan. Rent start the same.

            TO HAVE AND TO HOLD premised unto Tenant, its successors and assigns, for a term of three (3) years commencing on the Commencement Date and expiring on the Expiration Date as provided in Article 1 hereof.

            IT IS FURTHER understood and agreed by and between the parties hereto as follows:

                                A R T I C L E  1.
                                - - - - - - -  -

                                     TERM
                                     ----

            The term hereof shall commence on the date (the "Commencement Date") Landlord delivers possession of the Premises and a Certificate of Occupancy therefor to Tenant with the Work (as hereinafter defined in Article 38), exclusive of "punch list" items, substantially completed. To the extent a Certificate of Occupancy cannot be obtained, or the Work cannot be substantially completed, or should there be a delay incurred by Landlord in connection therewith, by reason of (i) Tenant's failure to complete any of its work, (ii) Tenant's failure to prepare and submit plans required hereunder in a timely manner, (iii) changes in the Work requested by Tenant, (iv) unavailability of materials or improvements selected by Tenant, or (v) any other act or omission of Tenant, the term of this Lease shall nonetheless commence on a date which is the earlier of (i) the date when said Certificate of Occupancy is obtained and the Work substantially completed as herein provided and (ii) the date when said Certificate of

Occupancy would have been obtained and the Work would have been substantially completed but for the occurrence of any event referred to above. The said term shall expire at 6:00 p.m. on the date (the "Expiration Date") which is the day before the Commencement Date, three (3) years thereafter. If, however, the Commencement Date is other than the first day of a month, the term shall include the balance of the month in which the Commencement Date occurs and the Expiration Date shall be the last day of the month in which the Commencement Date occurs, three (3) years thereafter. Tenant agrees to execute and deliver to Landlord a written agreement setting forth the Commencement Date and Expiration Date of this Lease determined in accordance with the foregoing.


                                A R T I C L E  2.
                                - - - - - - -  --

                                   FIXED RENT
                                   ----------

            SECTION 1. Subject to the provisions of Section 3 of this Article, Tenant covenants to pay to Landlord for and during each lease year of the term hereof a minimum annual basic rental (hereinafter referred to as the "Fixed Rent") in the aggregate amount of Two Hundred Thirty Four Thousand ($234,000.00) Dollars, at the rate of Seventy Eight Thousand ($78,000.00) Dollars per annum ($6,500.00 per month).

            SECTION 2. Fixed Rent shall be payable in equal monthly installments, as aforesaid, in advance on the first day of each and every calendar month of the term hereof in lawful money of the United States of America at the office of Landlord or at such other place as may hereafter be designated by Landlord. If the Commencement Date shall be other than the first day of a calendar month, Tenant shall pay, on the Commencement Date, the proportionate amount of Fixed Rent for the balance of such month. One full monthly installment of Fixed Rent shall be due and payable upon execution of this Lease by Tenant. Fixed Rent shall be paid to Landlord without notice or demand and without deduction, set-off or other charge therefrom or against the same.

                                A R T I C L E  3.
                                - - - - - - -  --

                               PROPORTIONATE SHARE
                               -------------------

            Wherever this Lease shall require Tenant to pay "its Proportionate Share" of any item of expenditure or of any sum, Tenant's Proportionate Share shall be deemed to be 4.64% of the total amount of such item or sum applicable to the Building or the Lot, which Proportionate Share reflects the agreed upon ratio of the gross rentable area of the Premises to the total gross rentable area of the Building as stipulated between the parties. Tenant's Proportionate Share shall be adjusted (i) if the gross rentable area of the Premises shall be more or less than 5,834 square feet, (ii) from time to time if Landlord shall make additions to or subtractions from the square footage of the floor area of the Building or the Premises, (iii) if Landlord shall construct additional buildings on the Lot or (iv) as set forth in Article 33 hereof.


                                A R T I C L E  4.
                                - - - - - - -  --

                                    INSURANCE
                                    ---------

            SECTION 1. Tenant at its own cost and expense, throughout the term of this Lease, for its own benefit and for the benefit of Landlord as an additional named insured thereunder, shall maintain (or reimburse Landlord for maintaining, if such be the case) general public liability insurance against claims for personal injury, death, or property damage occurring upon, in or about the Premises, the Building, or in or about the adjoining streets, sidewalks, parking areas and passageways, such insurance to afford protection to the limit of not less than One Million ($1,000,000.00) Dollars in respect to injury or death to a single person, and to the limit of not less than One Million ($1,000,000.00) Dollars in respect to any one accident, and to the limit of not less than One Million ($1,000,000.00) Dollars in respect to property damage. Such policies shall name Landlord as an additional insured and shall be primary and non-contributing with any other insurance carried by Landlord.

            SECTION 2. In addition to the insurance required to be carried by Tenant pursuant to Section 1 of this Article 4, Tenant shall provide Landlord, at its own cost and expense, and keep in force during the term of this Lease,
(i) fire and casualty insurance with broad form extended coverage, including, but not limited to, coverage for vandalism and malicious mischief in the amount of the full replacement cost, from time to time, of Tenant's trade fixtures, equipment, inventory and other contents of the Premises, and (ii) Worker's Compensation insurance in accordance with the requirements of the State of New Jersey.

            SECTION 3. In the event that Tenant fails to provide any insurance policy or coverage as required or provided for in this Article 4 and Landlord elects to obtain same, Tenant shall immediately upon demand reimburse Landlord for the cost thereof required to be paid by Tenant, and shall thereafter pay to Landlord in equal monthly installments in advance together with regularly accruing installments of Fixed Rent, one-twelfth (1/12) of the estimated annual cost of the premium(s) for such insurance coverage required to be paid by Tenant, which sums shall be payable by Tenant to Landlord as additional rent. The monthly sums required to be paid by Tenant to Landlord thereafter as provided in this Section 3, shall be employed by Landlord as a fund to replace such insurance policies as same expire.

            SECTION 4. All policies of insurance obtained by Tenant with respect to the Premises and its use and occupancy thereof and all policies of insurance required by this Lease shall be written by reputable companies authorized to do business in New Jersey and shall be acceptable to Landlord and to Landlord's mortgagee. Such policies shall, if same are procured by Tenant, be delivered to Landlord and endorsed "premium paid" by the company or agency issuing the same or shall be accompanied by other evidence satisfactory to Landlord that the premiums thereon have been paid not less than thirty (30) days prior to the expiration of any then current policy. All policies obtained by Tenant shall provide that none of same shall be cancelable unless Landlord shall have received at least thirty (30) days prior written notice of such cancellation. It is the intention of the parties that Landlord shall at all times during the term of this Lease be in possession of paid up policies of insurance which are in full force and effect.

            SECTION 5. Neither Landlord, its servants, agents or employees, nor any mortgagee of the Premises shall be liable or responsible for, and Tenant hereby releases Landlord, its servants, agents or employees and any such mortgagee of the Premises from, all liability and responsibility to Tenant and any person claiming by, through or under Tenant, by way of subrogation or otherwise, for any injury, loss or damage to any person or property in or around the Premises or to Tenant's business irrespective of the cause of such injury, loss or damage, and Tenant shall require its insurers to include in all of Tenant's insurance policies which could give rise to a right of subrogation against Landlord, its servants, agents or employees, or any mortgagee of the Premises a clause or endorsement whereby the insurer waives any rights of subrogation against Landlord, its servants, agents or employees and any such mortgagee of the Premises or permits the insured, prior to any loss, to agree with a third party to waive any claim it may have against said third party without invalidating the coverage under the insurance policy. If such waiver of subrogation shall not be, or shall cease to be, obtainable without additional charge or at all, the Tenant shall so notify Landlord promptly after learning thereof. In such case, if the Landlord shall so elect and shall pay the insurer's additional charge therefor, such waiver of subrogation shall be included in the policy.

            SECTION 6. Landlord shall throughout the term of this Lease maintain fire insurance policies with full extended coverage provisions with respect to the Building, which insurance coverage shall be in such amounts as shall be required by Landlord's first mortgagee.

                                  A R T I C L E  5.
                                  - - - - - - -  --

                            COMMON AREAS AND PREMISES
                            -------------------------


            SECTION 1. Tenant shall have the nonexclusive right to use, in common with Landlord and other tenants of the Building (subject to reasonable rules from time to time made by Landlord), the common lobbies, entrances, exits, restrooms, elevators of the Building and the parking areas, walkways, sidewalks and driveways constructed on the Lot (the "Common Areas"). Attached hereto as Exhibit B are the current Rules and Regulations applicable to the Premises and the Building.

            SECTION 2. Landlord reserves the following rights in and to the Common Areas, the Building and the Premises: (a) the right to install, use, maintain, remove, repair, and replace pipes, ducts, conduits, wires and appurtenant meters and equipment (hereinafter collectively "Pipes") serving any part of the Building to be located above ceiling surfaces, below floor surfaces, within walls, or in central core areas. Landlord reserves the right to relocate any Pipes whether located within or outside of the Premises; (b) the right to alter or relocate any of the Common Areas and to make such changes in, alterations of or deletions from the Common Areas as Landlord may determine to do, provided, that no such alteration, relocation or change shall unreasonably interfere with Tenant's use of the Premises; and (c) the right to use and grant easements on, over or under the Lot and to dedicate for public use portions thereof without Tenant's consent, provided that no such grant or dedication shall unreasonably interfere with Tenant's use of the Premises.

            SECTION 3. Tenant shall also have the non-exclusive right to use in common with Landlord and other tenants of the Building and their employees and invitees, on a first come first serve basis, the parking area provided by Landlord for the parking of passenger automobiles other than parking spaces designated as "Handicapped Parking", "Loading Area" or as may be otherwise reserved or allocated (the "Excluded Parking Areas"). Landlord may issue parking permits, install a gate system, and impose any other system as Landlord deems necessary for the use of the parking area. Tenant agrees that it and its employees and invitees shall not park their automobiles in any Excluded Parking Areas, and shall comply with such rules and regulations for use of the parking area as Landlord may from time to time prescribe. Landlord shall not be responsible for any damage or theft of any vehicle in the parking area, and shall not be required to keep parking spaces clear of unauthorized vehicles or to otherwise supervise the use of the parking area. Landlord reserves the right to change any existing or future parking area, roads or driveways, or increase or decrease the size thereof and make any repairs or alterations it deems necessary to the parking area, roads and driveways and to temporarily revoke or modify the parking rights granted to Tenant hereunder.


                                A R T I C L E  6.
                                - - - - - - -  --

                                     REPAIRS
                                     -------

            SECTION 1. Tenant shall take good care of the Premises and fixtures and appurtenances therein, and at its own cost and expense make all non-structural repairs thereto as and when needed to preserve them in good working order and condition, reasonable wear and tear and damage from the elements and casualty excepted. Notwithstanding the foregoing, all damage or injury to the Premises or to any other part of the Building or the Lot, or to its fixtures or appurtenances, whether requiring structural or non-structural repairs, caused by the negligence or improper conduct of Tenant, or its employees, invitees, licensees or agents, shall be repaired promptly by Tenant at its sole cost and expense or, at Landlord's election, may be repaired by Landlord in which event Tenant shall, promptly upon demand, reimburse Landlord for any costs and expenses incurred.

            SECTION 2. All alterations, changes, additions or improvements to the Premises installed by Tenant (or by Landlord at Tenant's request) shall be preserved in good working order and repair (and replaced as required) by Tenant at its sole cost and expense.

            SECTION 3. All repairs and replacements and all other property attached to the Premises or the Building by or on behalf of Tenant shall, immediately upon the expiration or earlier termination of the term hereof, be and become the property of Landlord without payment therefor by Landlord and shall be surrendered to Landlord upon the expiration or earlier termination of the term hereof. Upon the expiration or earlier termination of the term hereof, Tenant shall surrender the Premises to Landlord in good order, condition and repair, subject to reasonable wear and tear resulting from the Permitted Use.


                                A R T I C L E  7.
                                - - - - - - -  --

                               COMPLIANCE WITH LAW
                               -------------------

            SECTION 1. Tenant covenants throughout the term of this Lease at Tenant's sole cost and expense, promptly to comply with all laws and ordinances and the orders, rules, regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof and the orders, rules and regulations of any Board of Fire Underwriters or similar body or agency where the Premises are situated, or any body, now or hereafter constituted, exercising similar functions, foreseen or unforeseen, ordinary or extraordinary, relating to Tenant's use and occupancy of the Premises.

            SECTION 2. Tenant will observe and comply with the requirements of the carders of any policy of insurance respecting the Premises and/or the Building and the requirements of all policies of public liability, fire, casualty and all other policies of insurance at any time in force with respect to the Premises and/or the Building and the equipment and contents thereof. Tenant shall not do, or permit anything to be done in the Premises, or bring or keep anything therein, which shall, in any way, increase the cost of fire insurance covering the Premises and/or the Building.

            SECTION 3. In the event that Tenant shall fail or neglect to comply with the aforesaid laws, ordinances, rules, orders, regulations and requirements, or any of them, or in case Tenant shall fail or neglect to make any necessary repairs as and to the extent required of Tenant pursuant to this Lease, then Landlord or its agents may, without any obligation so to do, enter the Premises and make said repairs and comply with any and all of the said laws, ordinances, rules, orders, regulations and requirements at the cost and expense of Tenant, and in case of Tenant's failure to pay therefor, the said cost and expense shall be added to the next month's rent, together with interest at 15% per annum, (or the maximum amount permitted by law, whichever shall be less) and shall be due and payable as such.



                                A R T I C L E  8.
                                - - - - - - -  --

                          ALTERATIONS AND IMPROVEMENTS
                          ----------------------------

            SECTION 1. Tenant shall make no structural alterations, changes or improvements, in, to or about the Premises, without the prior written consent of Landlord which shall not be unreasonably withheld. Tenant may, at Tenant's expense, without Landlord's consent but otherwise subject to the provisions of this Article, make alterations, changes or improvements to the Premises which are non-structural and which do not affect utility service or plumbing or electrical lines. In making any alterations, changes or improvements, Tenant shall, subject to Section 2 of this Article, use contractors or mechanics first approved in writing by Landlord. If Landlord shall consent to any structural alteration, change or improvement, working drawings for all work shall be submitted to Landlord for approval before any such work is performed. Promptly after completion of any alteration, change or improvement (structural or non-structural), Tenant shall provide to Landlord "as built" plans showing all work performed. Without limiting the foregoing, all alterations, changes and improvements when completed shall be of such a character so that same shall not:
(i) adversely affect the value of the Premises; or (ii) reduce the size of the Premises or the cubic content thereof; or (iii) change the character of the Premises. No alteration, change, or improvement shall be undertaken until Tenant shall have procured and paid for, so far as the same may be required from time to time, all permits and authorizations of the various governmental agencies having jurisdiction thereover, and Landlord agrees to join in the application for such permits or authorizations whenever such action is necessary.

            SECTION 2. Landlord hereby reserves the right, itself, to make or to cause to be made all alterations, changes or improvements required by Tenant, on behalf of Tenant, and, with respect to all such alterations, changes or improvements other than those which are part of the Work, Tenant shall pay Landlord the actual cost thereof together with ten (10%) percent for overhead and ten (10%) percent for profit. If Tenant is permitted to perform the work on its own behalf Landlord shall be entitled to receive ten (10%) percent of the cost thereof for general supervision. All alterations, changes or improvements (other than Tenant's trade fixtures) installed in the Premises shall be and become the property of Landlord without payment therefor by Landlord, and shall be surrendered to Landlord upon the expiration or sooner termination of the term of this Lease. Landlord shall have the right, however, by notice to Tenant prior to the expiration of the term hereof, to require Tenant to remove any or all of such alterations, changes and improvements (except those which are part of the Work), in which event the same shall be removed from the Premises by Tenant, at its expense, prior to the expiration or sooner termination of the Lease, and Tenant shall restore the Premises to the condition it was in prior to the installation of the said alteration, change or improvement. Provided that Tenant shall not be in default of any of its obligations hereunder, and that all prior defaults shall have been fully cured at the termination of the term hereof, Tenant shall have the fight to remove its trade fixtures and personal property from the Premises; provided, however, that Tenant shall, at its own cost and expense, repair any damage caused by such removal and shall restore the Premises to the condition that it was in prior to the installation of Tenant's said trade fixtures and personal property.

            SECTION 3. Except as above specifically contemplated, Tenant shall not in any manner make or suffer to be made any alterations, changes, additions or improvements to or of the Premises or the Building.


                                A R T I C L E  9.
                                - - - - - - -  --

                                 MECHANICS LIENS
                                 ---------------

            Tenant shall not suffer or permit any liens, mechanics' liens, mechanics' notices of intention, or the like to be filed against the Premises or the Building or any part thereof by reason of work, labor, services, equipment or materials supplied or claimed to have been supplied to or on behalf of Tenant or anyone holding the Premises or the Building or any part thereof through Tenant. If any such liens, mechanics' liens, mechanics' notices of intention, or the like shall at any time be filed against the Premises or the Building, Tenant shall cause the same to be discharged of record within ten (10) days after the date of filing the same, or if Landlord shall by written agreement with Tenant permit same to remain undischarged, Tenant may, in lieu of discharging same within said ten (10) days, post an insurance company surety bond providing for and securing due payment thereof and saving Landlord harmless and indemnifying it with respect thereto. Tenant shall not have any right whatsoever to subject the interests of Landlord in the Premises or the Building or in the fee simple title thereto to any mechanics' liens or other liens whatsoever and nothing contained in this Lease shall be deemed to operate as an express or implied consent to Tenant to subject the interests of Landlord to any such lien or liens. All work performed by or on behalf of Tenant shall be performed solely upon Tenant's credit.


                                A R T I C L E  10.
                                - - - - - - -  ---

                                      WASTE
                                      -----

            Tenant covenants not to permit the Premises to fall into disrepair or to do or suffer any waste or damage, disfigurement or injury to the Premises, the Building or the Lot, or the fixtures and equipment thereof, or permit or suffer any stationary overloading of the floors thereof.


                                A R T I C L E  11.
                                - - - - - - -  ---

                             INSPECTION BY LANDLORD
                             ----------------------

            SECTION 1. Tenant agrees to permit Landlord and the authorized representatives of Landlord to enter the Premises at all reasonable times for the purpose of inspecting the same, for the purpose of performing cleaning services and making electrical surveys, and if Landlord so elects, but without any obligation so to do, for the purpose of making any necessary repairs to the Premises or the Building and performing any work therein that may be necessary to comply with any laws, ordinances, rules, regulations or requirements of any public authority or of the Board of Fire Underwriters or any similar body, or which Landlord may deem necessary to prevent waste or deterioration in connection with the Premises or the Building or for the purpose of performing any work required to be performed in connection with any provision of this Lease. Nothing herein shall imply any duty upon the part of Landlord to do any work which, under any provision of this Lease, Tenant may be required to perform, and the performance thereof by Landlord shall not constitute a waiver by Landlord of Tenant's default in failing to perform the same. Landlord may, during the progress of any work in the Premises or the Building, keep and store upon the Premises all necessary materials, tools and equipment. Landlord shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business or other damage to Tenant by reason of making repairs or the performance of any work in the Premises or the Building, or on account of bringing materials, supplies and equipment into or through the Premises during the course thereof, and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever.

            SECTION 2. Landlord is hereby given the right at any time during usual business hours to enter the Premises and to exhibit the same for the purposes of sale or mortgage and during the final six (6) months of the term Landlord shall be entitled to display on the Premises in such manner as not unreasonably to interfere with Tenant's business the usual "For Sale" or "To Let" signs and Tenant agrees that such signs may remain, unmolested, upon the Premises.



                                A R T I C L E  12.
                                - - - - - - -  ---

                            ASSIGNMENT AND SUBLETTING
                            -------------------------

            SECTION 1. Provided that this Lease shall be in good standing and that Tenant shall not be in default of any of its obligations hereunder, Tenant may, without Landlord's consent, assign this Lease to (a) any corporation or entity resulting from a merger or consolidation of the Tenant entity, provided that the total assets and net worth of such assignee, after such consolidation or merger, shall be at least equal to that of Tenant immediately prior to such consolidation or merger; or (b) to Tenant's parent company, or to any wholly owned subsidiary of Tenant or Tenant's parent company; and provided further that such successor shall execute an instrument in writing reasonably satisfactory to Landlord's counsel fully assuming all of the obligations and liabilities imposed upon Tenant hereunder and shall deliver the same to Landlord. No such assignment shall operate to relieve Tenant from any liability hereunder.

            SECTION 2. Except as set forth in Section 1 above, Tenant shall not, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise, assign, transfer, mortgage or otherwise encumber this Lease, or sublet the whole or any part of the Premises, or permit the Premises or any part thereof to be used or occupied by others, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. The giving of such consent by Landlord shall apply only to the specific transaction thereby authorized, and shall not be construed to relieve Tenant from obtaining Landlord's consent to any other or subsequent such assignment, transfer, mortgage or other encumbrance, subletting, use or occupancy, or as modifying or limiting Landlord's rights under this Article 12.

            SECTION 3. Notwithstanding the occurrence of any transaction contemplated by Section 1 or 2 of this Article, Tenant shall, nevertheless, remain primarily liable to perform all covenants and conditions of this Lease. In addition, Tenant shall not be released or discharged from such liability by reason of any modification, amendment or supplement of this Lease agreed to by Landlord and any assignee or subtenant or by reason of Landlord's failure to enforce any of its rights or remedies hereunder against any such assignee or subtenant. At least ten (10) days prior to the effective date thereof, Tenant shall furnish Landlord with a conformed copy of any such assignment or sublease, together with an agreement in writing executed by any such assignee or subtenant to assume the obligations imposed by this Lease upon the Tenant and to perform the same in accordance with the terms hereof, and pursuant to which any subtenant agrees that if this Lease shall be terminated by reason of Tenant's default hereunder or otherwise, at Landlord's option, to be exercised by notice to the subtenant, such sublease shall continue in full force and effect and the subtenant will attorn to Landlord. If this Lease be assigned, or if the Premises or any part thereof be sublet, used or occupied by anybody other than Tenant, Landlord may collect Fixed Rent and additional rent from the assignee, subtenant or occupant, and apply the net amount collected to the Fixed Rent and/or additional rent reserved hereunder, but no such collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of the terms, covenants and conditions of this Lease on the part of the Tenant to be performed. Any violation of any provision of this Lease, whether by act or omission, by any assignee, subtenant or occupant, shall be deemed a violation of such provision by Tenant, it being the intention and meaning of the parties hereto that Tenant shall assume and be liable to Landlord for any and all acts and omissions of any and all assignees, subtenants and/or other occupants.

            SECTION 4. Notwithstanding, and without limiting, any other provisions of this Article, in the event that Tenant shall request landlord's consent to an assignment of this Lease or a subletting of all or any portion of the Premises, Landlord shall have the option, in lieu of granting or refusing any such consent, to cancel and terminate this Lease, such option to cancel and terminate to be exercised not later than sixty (60) days after Landlord receives from Tenant a notice containing Tenant's request for Landlord's consent to an assignment or subletting. Any such notice containing a request for consent shall contain the following information: (1) The name and business address of the proposed assignee or subtenant; (2) The consideration to be paid by the proposed assignee or sublessee to Tenant for such assignment or subletting; (3) all other business terms and conditions of the proposed assignment or subletting transaction; and (4) such further and additional information as Landlord may request. If Landlord shall exercise its said option to cancel and terminate this Lease, Fixed Rent, additional rent and all other amounts payable by Tenant to Landlord shall be adjusted as of the date any such assignee or sublessee enters into a direct lease with Landlord, accepts possession of the Premises and thereafter commences the payment of rent.

            SECTION 5. Without limiting the foregoing, in the event that this Lease shall be assigned or all or any of the portion of the Premises shall be sublet, then and in that event, one hundred (100%) percent of the net proceeds, avails and profits of any such assignment and/or sublease shall be paid by Tenant and shall constitute the sole and exclusive property of Landlord. In calculating the net proceeds, avails and profits of any sublease of less than the entire Premises hereof, the rentals payable pursuant hereto and the rentals payable pursuant to any such sublease shall be equitably allocated to the portion of the Premises so being sublet and the net proceeds, avails and profits shall be determined accordingly. In connection with any assignment of this Lease, the said net proceeds, avails and profits shall include any amounts paid to Tenant as the purchase price or other consideration for the transfer of any of Tenant's trade fixtures, equipment or inventory in excess of the then reasonable fair market value thereof. Nothing herein shall be construed as relieving Tenant, in the event of an assignment of this Lease or a subletting of all or a portion of the Premises, of the primary liability to Landlord for the full and faithful performance of the covenants and agreements contained in this Lease.

            SECTION 6. In the event Tenant requests Landlord to approve any assignment of this Lease, or subletting (or other form of occupancy by a third party) of the Premises, Tenant shall pay Landlord a reasonable fee to cover Landlord's costs for the preparation and/or review of said assignment or sublease, or documents ancillary thereto, credit checks, business checks and other like items.


                                A R T I C L E  13.
                                - - - - - - -  ---

                          HOLD HARMLESS AND INDICATION
                          ----------------------------

            SECTION 1. This Lease is made upon the express condition that Tenant agrees to and shall keep, save and hold Landlord free and harmless from and indemnify it against all liability, penalties, losses, damages, costs, expenses, causes of action, claims and/or judgments arising by reason of any injury in or about the Premises to any person or persons, including without limitation, Tenant, its servants, agents and employees, and damage in or about the Premises to any property of any kind whatsoever, and to whomsoever belonging, including without limitation, damage to property of Tenant, its servants, agents and employees, and other parties, which such injury to persons or damage to property occurs as a result of or from any cause or causes whatsoever, including, without limitation, damage from water and/or steam leakage into or upon the Premises (or from the Premises), or its appurtenances, or damage or injury occurring on or about the common areas, sidewalks or parking areas adjacent thereto, during the term of this Lease or any occupancy hereunder. Tenant hereby covenants and agrees to indemnify, protect and save Landlord harmless from all liability, judgments, claims, loss, costs and obligations on account of or arising out of any such injuries and damages however occurring, except to the extent occasioned by Landlord's willful misconduct or gross negligence, provided always, however, that if and to the extent that Tenant receives any proceeds from applicable policies of insurance with respect to same, then the amount of such proceeds shall be credited against any amounts payable by Landlord to Tenant hereunder.

            SECTION 2. Tenant, as a material part of the consideration to be rendered to Landlord, hereby waives all claims against Landlord for damages to goods, equipment, improvements, wares and merchandise in, upon or about the Premises and for injuries to Tenant, its servants, agents, employees or third persons in or about the Premises from any cause arising at any time, except to the extent occasioned by Landlord's willful misconduct or gross negligence, provided always, however, that if and to the extent that Tenant receives any proceeds from applicable policies of insurance with respect to same, then the amount of such proceeds shall be credited against any amounts payable by Landlord to Tenant hereunder.

            SECTION 3. Except as otherwise specifically set forth in this Lease, each party shall bear the cost of its own counsel incurred in connection with this Lease and Tenant's use and occupancy of the Premises.


                                A R T I C L E  14.
                                - - - - - - -  ---

                                    CASUALTY
                                    --------

            SECTION 1. In case of any damage to the Building on the Lot by fire or other casualty occurring during the term of this Lease or previous thereto, which renders the Premises wholly untenantable so that the same cannot be repaired within one hundred twenty (120) days from the happening of such damage, then the term hereby created shall, at the option of the Landlord, terminate from the date of such damage. In the event the Landlord elects to terminate the Lease for any reason which is due to the inability to restore the same within the one hundred twenty (120) day period, Landlord shall so notify the Tenant within thirty (30) days of the happening of the fire or casualty, and in such event the Tenant shall immediately surrender the Premises and shall pay rent only to the time of such damage and the Landlord may re-enter and repossess the Premises free and clear of any fights of Tenant under this Lease. In the event the Landlord can restore the Premises within one hundred twenty (120) days, it shall so notify Tenant within thirty (30) days after the happening of the fire or casualty and the Lease shall remain in full force and effect during the period of Landlord's restoration, except that rent shall abate while the repairs and restoration are being made, but the rent shall recommence upon restoration of the Premises and delivery of the same by the Landlord to the Tenant. Landlord agrees that it will undertake reconstruction and restoration of the damaged Premises with due diligence and reasonable speed and dispatch.

            SECTION 2. If the Building shall be damaged, but the damage is repairable in Landlord's estimation, within one hundred twenty (120) days, Landlord agrees to repair the same with reasonable promptness. In such event, the rent accrued and accruing shall not abate, except for that portion of the Premises that has been rendered untenantable and as to that portion the rent shall abate based on equitable adjustments as reasonably determined by Landlord. If any damage to the Building is not repairable in Landlord's estimation within one hundred twenty (120) days, or if the cost to repair same shall exceed 15 % of the replacement of the Building, Landlord may at its option terminate this Lease upon serving written notice of such election upon Tenant. Notwithstanding anything in this Lease to the contrary, Landlord shall have the option of terminating this Lease, and shall not be required to repair any damage caused by any fire or other casualty, if said fire or other casualty occurs during the last year of the term hereof.

            SECTION 3. In connection with Landlord's restoration as hereinafter referred to, in determining what constitutes reasonable promptness consideration shall be given to delays caused by acts of God, strikes, and other causes of Force Majeure beyond the landlord's control.

            SECTION 4. The Tenant shall immediately notify the Landlord in case of fire or other damage to the Premises.

            SECTION 5. Notwithstanding anything contained in this Article 14, if repairs are not completed within one hundred fifty (150) days of the date of damage, subject to delays due to Force Majeure, Tenant shall have the fight prior to the completion of such work or Tenant's taking possession of the Premises to terminate this Lease, in which event Landlord and Tenant shall thereupon be released of liability one to the other (with the exception, however, of any unpaid Fixed Rent and/or additional rent accrued through the date of termination, which shall remain the responsibility of Tenant), and the within Lease shall be deemed null and void.

            SECTION 6. Anything contained in the within Lease Agreement to the contrary notwithstanding, it is understood and agreed by and between the parties hereto that in no event shall Landlord be obligated to expend any funds in connection with any repair or restoration work in excess of the proceeds of insurance policy payments which are made available to Landlord by insurance carders and by any mortgagee of the Premises and the Building. Landlord's obligations in connection with such repair and/or restoration work shall and are hereby strictly limited to the replacement of the basic Building area as demised by Landlord to Tenant as of the Commencement Date of the term hereof (including the Work) and in no event shall Landlord be obligated to replace, repair or restore any improvements to the Premises or alterations thereof installed therein by or on behalf of Tenant nor shall Landlord be obligated in any event whatsoever to replace, repair or restore Tenant's leasehold improvements, personal property, furniture, fixtures, equipment or the like.


                                A R T I C L E  15.
                                - - - - - - -  ---

                           CONDEMNATION/EMINENT DOMAIN
                           ---------------------------

            SECTION 1. This Lease and the term hereof shall terminate: (1) if the entire Premises shall be taken by condemnation or eminent domain; or (2) at the option of Tenant (exercisable by notice given to Landlord within thirty (30) days after the date after formal institution of the taking proceedings by the filing of a Complaint or Declaration of Taking) if a material part of the Premises shall be taken in any condemnation or eminent domain proceeding(s). A taking of a "material part of the Premises", as such quoted words are used herein, shall mean the condemnation or taking by eminent domain of so much of the Premises, in excess of 15 9'0 of the area thereof, as shall materially and adversely prevent Tenant from operating its business in the Premises for the purposes for which the Premises were leased to Tenant or for the purposes for which the Premises were being used at the date of such taking; or (3) at the option of Landlord (exercisable by notice given to Tenant within three (3) months after the date of taking), if more than 15% of the Lot or if more than 15% of the Building shall be taken by condemnation or eminent domain.

            SECTION 2. Any termination of this Lease Agreement pursuant to the provisions of this Article shall be effective upon the date of transfer of possession in connection with the taking proceedings, and, upon such termination, Tenant shall be liable only for the payment of Fixed Rent, additional rent, impositions and other charges herein, pro-rated to the date of such termination, and Landlord shall refund any payment in excess thereof to Tenant. Tenant may, if permitted by law, make any independent application by separate proceedings apart from the proceeding in which Landlord shall be prosecuting its claim, to any condemning authority, for any award which might be independently payable to it in connection with Tenant's moving expenses, business dislocation damages or for the taking of Tenant's leasehold improvements, provided that no such application or any award rendered pursuant thereto shall operate to diminish any award which would otherwise be payable to Landlord. Tenant waives its fight to and agrees that it shall not (i) make any claim in or with respect to any condemnation or eminent domain proceedings whatsoever or otherwise except as hereinabove specifically provided, or (ii) make any claim against Landlord in any other action for the value of the unexpired portion of this lease or the term hereof. Except as above specifically provided, the total amount of all condemnation awards shall be the sole and exclusive property of the Landlord, and Tenant shall not participate therein or in the negotiation thereof or have any rights whatsoever with respect to the awards or the proceeds of any such proceedings.

            SECTION 3. In the event that any part of the Premises is taken in any condemnation or eminent domain proceedings and this Lease is not terminated pursuant to Section 1 hereof, then this Lease shall remain in full force and effect as to such remaining portion, except that from and after the effective date of any such taking, Tenant shall be entitled to an equitable reduction in the Fixed Rent required to be paid hereunder in accordance with the value of the leasehold before and after any such condemnation, due regard being given to any reduction in square foot area of the Premises caused by such taking, the location of the areas which were taken in such proceedings, and the uses to which the Premises might reasonably be put subsequent to the date of such taking. If Landlord and Tenant do not agree on the amount of such reduced rent, the same shall be determined by arbitration as herein provided. Subject to the approval and consent of any then mortgagee of the Premises and the Building and to the terms and conditions of any mortgage upon the Premises and the Building and subject to the availability of the proceeds of any award for reconstruction and restoration and the agreement of any mortgagee to make such proceeds available, Landlord shall promptly reconstruct and restore the portion of the Premises remaining after such taking to a complete architectural unit. Except as set forth herein, any rebuilding or restoration by Landlord shall be strictly limited to the basic building structure as initially demised hereunder. In no event shall Landlord be obligated to expend any sums for such rebuilding or restoration in excess of the amount of money actually paid to and received by Landlord, net of all expenses, from any condemning authority and/or from any mortgagee of the Premises and the Building to whom any such award may have been paid by such condemning authority. The payment of any award by any condemning authority to Landlord's mortgagee and the application of such payment on account of Landlord's mortgage shall not be deemed to constitute receipt or constructive receipt of payment by Landlord. All condemnation proceeds shall be subject to the requirements of any mortgagee of the Premises and the Building that same be applied in reduction of such mortgage balance (in which event Landlord shall not be obligated to restore the Premises) and the remaining portion of any award, if any, not so applied shall at all times be available to Landlord for construction and restoration purposes and shall be the sole and exclusive property of Landlord. The balance of any such proceeds shall, after completion of restoration and reconstruction, be retained by Landlord. Monies paid "into Court" shall not be deemed to constitute payment of such award to Landlord until Landlord agrees to accept the same and until such monies are physically delivered to Landlord by the condemning authority and by landlord's mortgagee, if any.

                                A R T I C L E  16.
                                - - - - - - -  ---

                   BANKRUPTCY/INSOLVENCY AND DEFAULT OF TENANT
                   -------------------------------------------

            SECTION 1. If during the term of this Lease, (a) Tenant shall make an assignment for the benefit of creditors, or (b) a voluntary petition be filed by Tenant under any law having for its purpose the adjudication of Tenant a bankrupt, or the extension of time of payment, composition, adjustment, modifIcation, settlement or satisfaction of the liabilities of Tenant or the reorganization or liquidation of Tenant, or (c) a receiver be appointed for the property of Tenant by reason of the insolvency or alleged insolvency of Tenant, or if (d) any department of the state or federal government or any officer thereof or duly authorized Trustee or Receiver shall take possession of the business or property of Tenant by reason of the insolvency or alleged insolvency of Tenant, or if (e) an involuntary petition be fried against Tenant under any law having for its purpose the adjudication of Tenant a bankrupt, or for the liquidation of Tenant; and except with respect to items (a) and (b), SUPRA, of this Section 1, which shall be non-curable events of default, if Tenant shall not within sixty (60) days thereafter, remove, have dismissed and/or cure any of the foregoing, then Landlord may give Tenant notice of a default under this Lease and if, within thirty (30) days after such notice, Tenant shall still have not removed and/or cured any of the foregoing; or if (f) any Debtor-in-Possession ("so-called"), Receiver or Trustee pursuant to any bankruptcy or insolvency law whether Federal or State shall attempt to assign this Lease to any party or attempt to sublet all or any part of the Premises, then the occurrence of any such event shall be deemed a breach of this Lease and this Lease shall, IPSO FACTO, upon the happening of any of said events and at the election of Landlord, be terminated and the same shall expire as if the day of the happening of such event were the date herein specifically fixed for the expiration of the term, and Tenant (or such Debtor-in-Possession, Receiver or Trustee as the case may be) will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided. If any of the aforesaid events occur prior to the Commencement Date hereof, this Lease shall be IPSO FACTO terminated. Landlord reserves the fight to file a claim against any assignee, receiver or trustee of or for the Premises for damages and for loss of rent, for the full term of the lease or otherwise, which Landlord may suffer, as a result of the foregoing.

            SECTION 2. If, during the term of this Lease, Tenant shall default in performance of any of the covenants of this Lease (other than the covenants for the payment of Fixed Rent and additional rent), or if any executions or attachments shah be issued against Tenant or any of Tenant's property whereupon the Premises shah be taken or occupied by someone other than Tenant, then in any such event Landlord may give to Tenant notice of any default or of the happening of any contingency in this Article referred to, and if at the expiration of thirty (30) days after such notice the default or the contingency upon which said notice was based shall continue to exist, or, in the event said default or contingency cannot be cured within thirty days, if, at the expiration of thirty days after such notice, Tenant has not commenced to cure said default or contingency and shall not thereafter be diligently prosecuting said cure to completion. Landlord, at its option, may terminate this Lease, and upon such termination Tenant will quit and surrender the Premises to Landlord, but Tenant shall nonetheless remain liable under the terms and conditions hereof as herein provided.

            SECTION 3. If Tenant shall default in the payment of the Fixed Rent and/or additional Rent, or any part of the same, and if such default shall continue for ten (10) days without the need of any notice thereof from Landlord, Landlord may immediately thereafter terminate this Lease and accelerate the payment of all Fixed Rent, additional rent and other monetary charges reserved hereunder so that all of same shall be immediately due and payable, but Tenant shah nonetheless remain liable under the terms and conditions hereof as herein provided.

            SECTION 4. Upon any termination of this Lease, Landlord or Landlord's agents and/or servants may immediately or at any time thereafter re-enter the Premises and remove all persons and all or any property therefrom either by summary dispossess proceedings or by any suitable action or proceedings at law and may repossess said Premises together with all additions, alterations and improvements thereto, without such re-entry and repossession working a forfeiture or waiver of the rents to be paid and the covenants to be performed by Tenant during the full term hereof. In the event of termination of this Lease by reason of the occurrence of any of the events described in this Article, or in the event of the termination of this Lease by summary dispossess proceedings or under provisions of law now or at any time hereafter in force by reason of or based upon or arising out of a default under or breach of this 1.ease on the part of Tenant, or upon Landlord's recovering possession of the Premises in any circumstances whatsoever, whether with or without legal proceedings, by reason of or based upon or arising out of a default under or breach of this Lease on the part of Tenant, Landlord may, at its option, at any time and from time to time re-let the Premises, or any part or parts thereof, for the account of Tenant or otherwise, and receive and collect the rents therefor, applying the same first to the payment of such expenses as Landlord may have incurred in recovering possession of the Premises, including the legal expenses and reasonable attorneys' fees, and expenses of putting the same into good order or condition and preparing or altering the same for re-rental and all other expenses, commissions and charges paid, assumed or incurred by Landlord in re-letting the Premises or in connection with a termination of this Lease by reason of Tenant's default and then to the payment of monthly Fixed Rent and additional rent hereunder. Any such re-letting herein provided for may be, at Landlord's option, for the remainder of the term of this Lease or for a longer or shorter period and/or for a higher or lower rent and/or with the granting of concessions. In any such case and whether or not the Premises, or any part thereof be re-let, Tenant shall pay to Landlord the Fixed Rent, additional rent and all other charges required to be paid by Tenant pursuant to this Lease up to the time of such termination of this Lease, or of such recovery of possession of the Premises by Landlord, as the case may be, together with such expenses as Landlord may incur for attorneys' fees, brokerage fees and the cost of putting the Premises in good order or for preparing same for re-rental, and thereafter Tenant covenants and agrees, if required by Landlord, to pay to Landlord until the expiration date of the term of this Lease, as herein provided, as and for liquidated damages the equivalent of the amount of all the Fixed Rent reserved herein, additional rent and all other charges required to be paid by Tenant, less the net avails of re-letting, if any, and the same shall be due and payable by Tenant to Landlord on the several rent days herein specified, that is to say, upon each of such rent days, Tenant shall pay to Landlord the amount of the deficiency then existing (any deficiency in Fixed Rent and additional rent to be computed separately for each month). In computing such liquidated damages there shall be added to the said deficiency such expenses as Landlord may incur in connection with re-letting, such as legal expenses, attorneys' fees, brokerage, advertising, and for keeping the Premises in good order or for preparing the same for re-letting. Nothing herein contained shall imply or impose upon Landlord any duty to relet the Premises in order to mitigate damages. Landlord shall not have any such duty to mitigate damages. Landlord shall be entitled to retain any overage received as a result of its re-letting of the Premises and Tenant shall have no rights therein or thereto.

            SECTION 5. No expiration or termination of the Lease term pursuant to Sections 1, 2, 3 or 6 of this Article 16 or by operation of law, or otherwise (except as expressly provided herein), and no repossession of the Premises or any part thereof pursuant to Section 4 of this Article 16, or otherwise, shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination or repossession.

            SECTION 6. Without limiting Landlord's rights and remedies under the preceding Sections of this Article, if Tenant shall fail to make any payment, or perform any act on its part to be made or performed, as in this Lease provided, Landlord may (but shall not be obligated to do so), without waiving or releasing Tenant from any obligation of Tenant contained in this Lease, make any such payment or perform any such act on the part of Tenant to be made and performed, as in this Lease provided, in such manner and to such extent as Landlord may deem desirable, and in exercising any such rights Landlord may pay necessary and incidental and reasonable costs and expenses, employ counsel and incur and pay reasonable attorneys' fees. All sums so paid by Landlord and all necessary and incidental costs and expenses incurred by Landlord in connection with the performance of any such act by Landlord, together with interest computed thereon at the rate which shall be two (2%) percent per annum in excess of the prevailing interest rate charged by Chase Manhattan Bank, N.A. to its most credit worthy customers ("Prime"), which interest rate is to be adjusted as Prime fluctuates from time to time (or the maximum legal rate of interest then prevailing, whichever shall be less), from the date of the making of such expenditure by Landlord shall be deemed additional rent hereunder and, unless otherwise expressly provided, shall be payable to Landlord upon demand or at the option of Landlord, may be added to Fixed Rent or additional rent then due or thereafter becoming due under this Lease, and Tenant covenants to pay any such sum or sums, with interest as aforesaid, within five (5) days after demand, and Landlord shall have, in addition to any other right or remedy, the same rights and remedies in the event of nonpayment thereof by Tenant as in the case of default by Tenant in the payment of Fixed Rent.

            SECTION 7. If this Lease shall terminate by reason of the occurrence of any default of Tenant or any contingency mentioned in this Article, landlord shall at its option and election be entitled, notwithstanding any other provision of this Lease, or any present or future law, to recover from Tenant or Tenant's estate (in lieu of all claims against Tenant relating to unpaid Fixed Rent or additional rent), as damages for loss of the bargain and not as a penalty, a lump sum which at the time of such termination of this Lease equals the then present worth of the Fixed Rent and all other charges payable by Tenant hereunder that were unpaid or would have accrued for the balance of the term, less the fair and reasonable rental value of the Premises for the balance of such term, such lump sum being discounted to the date of termination at the rate of six (6%) percent per annum, unless any statute or rule of law governing the proceeding in which such damages are to be proved shall limit the amount of such claim capable of being so proved, in which case Landlord shall be entitled to prove as and for liquidated damages by reason of such breach and termination of this Lease, the maximum amount which may be allowed by or under any such statute or rule of law. If the Premises or any part thereof shall be re-let by the Landlord for a period including the unexpired term of this Lease or any part thereof, before the presentation of proof of such liquidated damages to any court, commission, or tribunal, the amount of rent reserved on such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the Premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice Landlord's fight to prove and obtain as liquidated damages arising out of such breach or termination the maximum amount to be allowed by or under any such statute or rule of law which may govern the proceedings in which such damages are to be proved whether or not such amount be greater, equal to, or less than the amount of the excess of the Fixed Rent over the rental value referred to above.

            SECTION 8. No receipt of payment by Landlord from Tenant, after the termination of this Lease, as herein provided, shall reinstate, continue or extend the term or operate as a waiver of the right of landlord to recover possession of the Premises, it being agreed that, upon termination, any and all payments collected shall be on account of Tenant's obligations hereunder.

            SECTION 9. Tenant hereby expressly waives the service of notice of intention to re-enter as provided for in any statute, or the necessity to institute legal proceedings to that end, and also waives any and all right or redemption in case Tenant shall be dispossessed from the Premises or this Lease shall be terminated. The terms "enter", "re-enter", "entry", or "re-entry", as used in this Lease are not restricted to their technical legal meaning.


                                A R T I C L E  17.
                                - - - - - - -  ---

                         SERVICES FURNISHED BY LANDLORD
                         ------------------------------

            SECTION 1. As long as Tenant is not in default under any provision of this Lease, Landlord shall furnish the following services to Tenant during Normal Business Hours (as hereinafter defined):

            (a)   Passenger elevator service;

            (b) Heat, ventilation and air conditioning, which heating and air conditioning systems shall be provided by systems designed to produce in accordance with the performance standards set forth on Exhibit C annexed hereto and made a part hereof, (Tenant agrees to keep peripheral windows closed and at all times to cooperate with Landlord and observe all regulations which Landlord may prescribe for the proper functioning and protection of the heating, ventilation and air conditioning system). For and during that portion of each lease year between October 15 and May 15, Landlord shall provide heat to the Premises as climatic conditions shall require, and for and during the portion of each lease year between May 16 and October 14, Landlord shall provide air conditioning to the Premises as climatic conditions shall require. Notwithstanding anything contained in this Lease to the contrary, Landlord shall not be obligated to provide air conditioning or any climate control system(s) of any type to any area(s) within the Premises used as and for "computer room(s)" or the like;

            (c) Water for ordinary drinking and lavatory purposes, but if Tenant uses water for any other purposes or in unusual quantities, Landlord may install a water meter at Tenant's expense and Tenant shall pay for water consumed, as shown by said meter as additional rent as bills therefor are rendered;

            (d) Cleaning services with respect to the office area of the Premises which cleaning services shall be as described and set forth on Exhibit D annexed hereto and made a part hereof, on days of Normal Business Hours. Tenant shall pay to Landlord the cost of removal of any of Tenant's excess rubbish. Landlord shall not be required to clean or exterminate any areas of the Premises which are used for the preparation or dispensing of food or beverages or for storage, shipping or similar purposes.

            SECTION 2. For the purposes of this Lease, "Normal Business Hours" shall mean the period between 8 A.M. and 6 P.M. on Monday through Friday, and between 8 A.M. and 1 P.M. on Saturday, of each week, excluding legal holidays and other days which may be designated holidays in labor contracts with trades providing services to the Premises or as may be designated as legal holidays in the State of New Jersey. Current Building Holidays are set forth on Exhibit E. Notwithstanding the foregoing, Tenant shall have access to the Premises twenty four (24) hours a day, three hundred sixty five (365) days a year. However, in the event that Tenant occupies the Premises at any tune other than during Normal Business Hours, Tenant shall pay to Landlord as additional rent, within ten (10) days after demand for same, the sum of Forty and 00/100 ($40.00) Dollars per hour for each hour during which Tenant shall so occupy the Premises, which sum shall be deemed to be the cost of providing services to the Premises for such periods. The aforesaid hourly charge of $40.00 per hour shall be subject to an appropriate increase by Landlord in the amount thereof, in the event that, and to the extent that there shall be an increase from time to time in the cost of providing services to the Premises for such periods. Except as herein otherwise provided, Landlord shall in no event be required to supply central heating or air conditioning other than during Normal Business Hours.

            SECTION 3. Landlord shall not be liable for full or partial stoppage or interruption of the above services or utilities caused by any factors beyond Landlord's reasonable control and Landlord shall not be liable for consequential damages in any event. No such stoppage shall operate to constitute a constructive eviction of Tenant.


                                A R T I C L E  18.
                                - - - - - - -  --

                                 ADDITIONAL RENT
                                 ---------------

            SECTION 1. It is expressly agreed that Tenant shall pay, in addition to the Fixed Rent, and as additional rent hereunder, in each lease year of the term hereof, its Proportionate Share, of all "Operating Costs" and "Real Estate Taxes" (as said terms are hereinafter defined) of the Building and the Lot which shall exceed those applicable to the "Base Year". For the purposes of this Lease, the term "Base Year" shall mean the calendar year 1994.

            SECTION 2. For the purposes of this Article 18, "Operating Costs" shall mean the following expenses paid or incurred by Landlord in connection with the Building and the Lot:

            A. Wages, salaries, fees and other compensation and payments and payroll taxes and contributions to any social security, unemployment insurance, welfare, pension or similar fund and payments for other fringe benefits required by law or by union agreement (or, if the employees of any of them are non-union, then payments for benefits comparable to those generally required by union agreement in first class office buildings in the Middlesex County Area which are unionized) made to or on behalf of all employees of landlord performing services rendered in connection with the operation and maintenance of the Building and the Lot, including, without limitation, elevator operators, elevator starters, window cleaners, porters, janitors, maids, miscellaneous handymen, watchmen, persons engaged in patrolling and protecting the Building and the Lot, carpenters, engineers, firemen, mechanics, electricians, plumbers, persons engaged in the operation and maintenance of the Building and Property, Building superintendent and assistants, Building manager, and clerical and administrative personnel.

            B. The uniforms of all employees, and the cleaning, pressing and repair thereof.

            C. Cleaning costs for the Building and Lot, including the windows and sidewalks, all snow and rubbish removal (including separate contracts therefor) and the costs of all labor, supplies, equipment and materials incidental thereto.

            D. Premiums and other charges incurred by Landlord with respect to all insurance relating to the Building and the Lot and the operation and maintenance thereof, including, without limitation: fire and extended coverage insurance, including windstorm, flood, hail, explosion, riot, rioting attending a strike, civil commotion, aircraft, vehicle and smoke insurance; public liability; elevator; workmen's compensation; boiler and machinery; rent; use and occupancy; health, accident and group life insurance of all employees; and casualty rent insurance.

            E. The cost of electricity, heat, water and sewer and any and all other utility services used in connection with the operation and maintenance of the Building and the Lot (excluding electricity and other utility services, if any, which are paid directly by tenants). For the purpose of this Section, "cost of electricity" shall include the cost of electricity for common areas attributable to Building operation [i.e. mechanical equipment operation, common area electricity usage, exterior lighting and, in general, all other electric utility usage mutually enjoyed by all tenants (based upon the electricity rate to be adjusted for summer and winter as applicable, and inclusive of demand charge, energy charge and energy adjustment charge in effect as of the Commencement Date)] reduced by amounts due from tenants for special electrical usage in conjunction with elapsed time recorded usage for overtime operation of the Building mechanical systems actually paid to Landlord pursuant to Article 17 hereof, as said Article pertains to electrical usage only.

            F. Costs incurred for operation, service, maintenance, inspection, repair and alteration of the Building, the Lot, and the heating, air-conditioning, ventilating, plumbing, electrical and elevator systems of the Building (including any separate contract therefor) and the costs of labor, materials, supplies and equipment used in connection with all of the aforesaid items.

            G. Sales and excise taxes and the like upon any of the expenses enumerated herein.

            H. Management fees of the managing agent for the Building, if any. If there shall be no managing agent, or if the managing agent shall be a company affiliated with Landlord, the management fees that would customarily be charged for the management of the Building by an independent, first-class agent in the Middlesex County Area.

            I. The cost of replacements for tools and equipment used in the operation and maintenance of the Building and the Lot.

            J. The cost of repainting or otherwise redecorating any part of the Building other than premises demised to tenants in the Building.

            K. Decoration for the lobby and other public portions of the Building.

            L. The cost of telephone service, postage, office supplies, maintenance and repair of office equipment and similar costs related to operation of the Building Superintendent's office.

            M. The cost of licenses, permits and similar fees and charges related to operation, repair and maintenance of the Building.

            N. Auditing fees necessarily incurred in connection with the maintenance and operation of the Building, and accounting fees incurred in connection with the preparation and certification of a real estate tax escalation and the Operating Cost escalation statements pursuant to this Article 18.

            O. All costs incurred by landlord to retrofit any portion or all of the Building to comply with a change in existing legislation, whether Federal, State or Municipal; repairs, replacements and improvements which are appropriate for the continued operation of the Building as a first-class building.

            P. All expenses associated with the installation of any energy or cost saving devices.

            Q. The pro rata share of all costs and expenses relating to the Property and its maintenance, operation and repair of any common facilities including, but not limited to, snow removal, landscaping and similar services.

            R. Any and all other expenditures of Landlord in connection with the operation, repair or maintenance of the Lot or the Building which are properly expensed in accordance with sound accounting principles.

If Landlord shall purchase any item of capital equipment or make any capital expenditure as described in subsections O and P above, or otherwise, then the costs for the same shall be included in Operating Costs in the year of installation and in subsequent years amortized on a straight-line basis over an appropriate period (but not more than ten (10) years) with an interest factor equal to the prime interest rate charged by The Chase Manhattan Bank, N.A., to its most favored borrowers, plus 2%. If Landlord shall lease such item of capital equipment, then the rentals or other operating costs paid pursuant to such leasing shall be included in Operating Cost for each year in which they are incurred. Operating Costs for the Base Year shall be projected and interpolated as if the Building were 95% occupied during said year.

            SECTION 3. (a) Tenant shall also pay, as additional rent, its Proportionate Share of real estate taxes, assessments, sewer rents, rates and charges, state and local taxes, transit taxes or any other governmental charge, general, special, ordinary or extraordinary (hereinafter collectively called "taxes") (but not including income or franchise taxes or any other taxes imposed upon or measured by the Landlord's income or profits, except if in substitution for real estate taxes as hereinafter provided) which may now or hereafter be levied or assessed against the Lot and upon the Building (hereinafter collectively called the "Real Property") attributable to any tax year which is in excess of the amount of taxes on the Real Property attributable to the Base Year. The taxes for the Base Year shall be the product of the tax rate in effect as of the Base Year times the assessment for the calendar year in which the Building shall be fully assessed as a completed building. The Landlord shall take the benefit of the provisions of any statute or ordinance permitting any assessment to be paid over a period of tune, and Tenant shall be obligated to pay its Proportionate Share, of the installments of any such assessment applicable to the term of this Lease or any renewal hereof. Any amount due to the Landlord under the provisions hereof shall be paid within ten (10) days after the Landlord shall have submitted a statement to Tenant showing in detail the computation of the amount due to Landlord. The amount of taxes for the Base Year, against which Tenant's liability for additional rent in subsequent years is determined, shall be the amount thereof finally determined to be legally payable by legal proceedings or otherwise. In the event the amount of taxes for the Base Year has not been finally determined by legal proceedings or otherwise at the time of payment of taxes for any subsequent year, the actual amount of taxes paid by Landlord for the Base Year shall be used in the statement provided by Landlord as the basis for Tenant's liability hereunder with respect to such subsequent year. Upon final determination of the amount of taxes for the Base Year by legal proceedings or otherwise, Landlord shall deliver to Tenant a statement setting forth the amount of taxes for the Base Year as finally determined and showing in reasonable detail the computation of any adjustment due to Landlord by reason thereof. Any payment due to Landlord by reason of such adjustment shall be paid as hereinbefore provided.

            (b) If Landlord shall receive any tax refund or rebate in respect of any tax year following the Base Year, Landlord may deduct from such tax refund any reasonable expense incurred in obtaining such tax refund, and out of the remaining balance of such tax refund, Landlord shah credit against Tenant's obligations under this Section, Tenant's Proportionate Share thereof provided that Tenant shall have paid the Landlord all taxes due under this Lease for the tax year to which such refund or rebate is allocable and for the tax year in which such refund or rebate shall have been received.

            (c) If the tax year for real estate taxes shall be changed, then an appropriate adjustment shall be made in the computation of the additional tax due to Landlord or any amount due to Tenant. The computation shall be made in accordance with sound accounting principles.

            (d) If the last year of the term of this Lease ends on any day other than the last day of a tax year, any payment due to Landlord or to Tenant by reason of any increase or decrease in taxes shall be pro-rated and Tenant shall pay any amount due to Landlord within ten (10) days after being billed therefor, and Landlord shall pay any amount due to Tenant. This covenant shall survive the expiration or termination of this Lease.

            (e) If at any time during the term of this Lease the method or scope of taxation prevailing at the commencement of the Lease term shall be altered, modified or enlarged so as to cause the method of taxation to be changed, in whole or in part, so that in substitution for, or as a supplement to, the real estate taxes now assessed there is, a capital levy or other imposition based on the value of the Building or Lot or the rents received therefrom, or some other form of assessment, tax or imposition based in whole or in part on some other valuation of the Real Property or any portion thereof, as if the Real Property were the only property owned by the Landlord, then and in such event, such substituted or supplemental tax, assessment or imposition shall be deemed included in "taxes" for purposes of this Article 18.

            SECTION 4. For and during each lease year of the term of this Lease Agreement, except the first lease year of the term hereof only, Tenant agrees to pay to Landlord, at Landlord's option and at the same time as each monthly payment of Fixed Rent and in addition thereto, an amount equal to one-twelfth (1/12) of Tenant's Proportionate Share of the increase in the Operating Costs and Real Estate Taxes applicable to the current year based upon the amount by which the prior lease year is in excess of the Base Year. Said sum shall be held by Landlord and shall be employed in connection with the payment of such Operating Costs and Real Estate Taxes as same become due and payable. Tenant further agrees to make such further payments in such amounts and at such times as Landlord may reasonably require to account for any deficiency in the reserve funds held by Landlord so as to enable Landlord to satisfy the increase in the Operating Costs and Real Estate Taxes for the particular lease year in full, which sums Tenant shall furnish Landlord as additional rent hereunder. Notwithstanding the foregoing provisions, if at any time Landlord incurs such costs at a higher rate Landlord shall have the fight to bill Tenant for its Proportionate Share of said excess and to continue to collect same in advance on a monthly basis as above provided.


                                A R T I C L E  19.
                                - - - - - - -  ---

                                ELECTRIC CHARGES
                                ----------------

            SECTION 1. Tenant shall pay Landlord for its use of electric energy in the Premises whether for the electric lighting fixtures provided to Tenant by Landlord, Tenant's electric equipment, such as electric typewriters, calculators and other small office machines, or otherwise. Tenant's total electrical demand shall not exceed two (2) volt-amperes connected load per square foot (nor shall any single electric office machine or any fixture requiring electric energy in excess of 1800 volt-amperes including but not limited to large copying machines and computers, be installed or operated in the Premises) without Landlord's prior written consent, which consent Landlord covenants shall not be unreasonably withheld; provided always, however, that the electrical system installed in the Premises shall have sufficient capacity to accommodate same and further provided that any additional costs attributable to such high energy use, including any additional air conditioners required by such use, shall be paid for by Tenant.). The Tenant shall not install, maintain or operate in the Premises electric lighting fixtures or electric equipment whose total per square foot electrical demand exceeds the aforementioned limitation of two (2) volt-amperes connected load per square foot without making a written request for Landlord's prior consent thereto. If a separate meter is provided for the Premises (which Landlord shall have the right to so provide), Tenant shall apply for electric service directly form the utility company servicing the Building and arrange for the direct billing of utility consumption to Tenant. If Landlord shall install a submeter to measure electric energy consumption in the Premises (which Landlord shall have the right to install), Tenant shall pay for electric energy based on such submeter within ten (10) days after monthly (or other) billing by Landlord. If gas service is required, Tenant shall make all arrangements with the utility company for direct service and shall install all lines and meters required therefor. Landlord shall have the right to approve the proposed installation of such service.

            SECTION 2. In the event that during the term of the Lease there shall be an increase in the rate schedule of the public utility for the supply of electric energy to the Building not directly billed to Tenant by the utility company, Tenant shall pay the resulting increase for electric energy consumed in the Premises.

            SECTION 3. In the event that any tax is imposed upon Landlord with respect to electric energy furnished to the Building by any federal, state, county or municipal authority, Tenant shall pay to Landlord, on demand, Tenant's Proportionate Share of such taxes so assessed against the Building.

            SECTION 4. Except as otherwise specifically provided in this Lease, the Landlord shall have no responsibility for failure to supply the electric energy when prevented from doing so by strikes, repairs, alterations or improvements, or by reason of the failure of the public utility to furnish the electric energy, or for any cause beyond the Landlord's reasonable control, or by order or regulation of any federal, state, county or municipal authority. Except as otherwise specifically provided in this Lease, the Landlord's obligation to furnish electricity shall not be breached nor shall there be any abatement in rent or any liability on the part of Landlord to Tenant for failure to furnish electricity for the reasons herein set forth. In no event shall Landlord be obligated to increase the existing electrical capacity of any portion of the Building's system, nor to provide any additional wiring or capacity to meet the Tenant's additional requirements.

            SECTION 5. Landlord shall not be liable in any way to Tenant for any loss, damage or expense which the Tenant may sustain or incur if either the quantity or character of electric service furnished to the Premises is changed or is no longer available or suitable for Tenant's requirements.

            SECTION 6. The failure of Landlord to furnish any service hereunder shall not be construed as a constructive eviction of Tenant and shall not excuse Tenant from failing to perform any of its obligations hereunder and shall not give Tenant any claim against Landlord for damages for failure to furnish such service.

            SECTION 7. The Tenant covenants and agrees that at all times, its use of electric energy shall never exceed the capacity of the existing feeders to the Building or the risers of wiring installation. Any riser or risers to supply the Tenant's electrical requirements upon written request of the Tenant shall be installed by the Landlord at the sole cost and expense of the Tenant, if, in the Landlord's sole judgment, the same are necessary and will not cause or create a dangerous or hazardous condition or entail excess or unreasonable alterations, repairs or expense or interfere with or disrupt other tenants or occupants. In addition to the installation of such riser or risers, the Landlord will also at the sole cost and expense of Tenant, install all other equipment proper and necessary in connection therewith subject to the aforesaid terms and conditions.

            SECTION 8. Tenant shall be responsible, at its cost and expense, for replacing all light bulbs, fluorescent lamps, non-building standard lamps and bulbs and all ballasts employed by Tenant in the Premises after the Commencement Date.

            SECTION 9. If electric energy consumed in the Premises is not separately metered, either by the utility company or by Landlord as aforesaid, and billed to Tenant, Tenant shall pay Landlord for such electric energy the sum of $7,292.50 per annum (i.e., $1.25 per square foot of gross rentable area of the Premises) in equal monthly installments of $607.71 each on the first day of each month during the term of this Lease commencing on the Commencement Date. Such sum of $7,292.50 shall be subject to increase in accordance with increases in electric charges payable by Landlord. In addition, either Landlord or Tenant may, at any time, at its sole cost and expense, engage a electrical consultant, approved by Landlord, to make a survey of the electric energy demand properly qualified in the Premises and to determine the average monthly electric consumption in the Premises. The findings of the said consultant as to the average monthly electric consumption of the Tenant shall be deemed conclusive and binding upon the parties. From and after said consultant has submitted its report, Tenant shall pay to Landlord, as additional rent, on the first day of each month during the balance of the term hereof (or until another such survey is performed or a separate electric meter is installed for the Premises), in advance, the amount set forth in the survey as the monthly electric consumption. The Landlord is hereby granted the right from time to time, to inspect the electric lighting fixtures and electric equipment in the Premises.



                                A R T I C L E  20.
                                - - - - - - -  ---

                                     NOTICES
                                     -------

            All notices, demands and requests which may be or are required to be given by either party to the other shall be in writing and shall be served by personal service or by certified mail, return receipt requested or by overnight courier which obtains delivery receipts (e.g. Federal Express). All notices, demands and requests by Landlord to Tenant shall be sent to Tenant at the Premises or at such other place as Tenant may from time to time designate in a written notice to Landlord. Notices shall be deemed given and effective on the earlier of the date of delivery and the date of attempted delivery. A notice from the attorney for Landlord or Tenant shall be effective as if given by the party represented by such attorney. All notices, demands, and requests by Tenant to the Landlord shall be sent to Landlord at 90 Woodbridge Center Drive, Woodbridge, New Jersey, with a copy to Lasser, Hochman, Marcus, Guryan and Kuskin, 75 Eisenhower Parkway, Roseland, New Jersey 07068, attention: Richard C. Stewart, Esq., or at such other place or to such other parties as Landlord may from time to time designate in a written notice to Tenant.


                                A R T I C L E  21.
                                - - - - - - -  ---

                              LESSER AMOUNT OF RENT
                              ---------------------

            No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Fixed Rent and additional rent herein stipulated shall be deemed to be other than on account of the earliest Fixed Rent or additional rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease or at law provided.

                                A R T I C L E  22.
                                - - - - - - -  ---

                                 QUIET ENJOYMENT
                                 ---------------

            SECTION 1. Landlord covenants and agrees that it has and will have at the commencement of the term of this Lease full right and power to execute and perform this Lease and to grant the estate demised herein. Tenant's rights hereunder are and shall be subject to presently existing and future easements for storm and sanitary sewers, drainage ditches, public utilities, mortgages, liens of real estate taxes and all other matters of record. Tenant has accepted its leasehold estate subject to the present and future liens of the foregoing items.

            SECTION 2. Landlord covenants and warrants that subject to the provisions of Section 1, SUPRA, and to the items therein contemplated and referred to, Tenant, upon paying the Fixed Rent, additional rent and all charges herein provided for and observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, shall lawfully and quietly hold, occupy and enjoy the Premises during the term of this Lease, without hindrance or molestation of Landlord or of any person or persons claiming under Landlord, and Landlord covenants and agrees that it will defend Tenant in such peaceful and quiet use and possession of the Premises against the claims of all such persons.


                                A R T I C L E  23.
                                - - - - - - -  ---

                                   ARBITRATION
                                   -----------

            In any case where this Lease provides for the settlement of a dispute by arbitration, the same shall be settled in Newark, New Jersey by arbitration under the auspices of the American Arbitration Association. The rules of the American Arbitration Association from time to time in effect shall apply (to the extent appropriate). Any award shall be enforceable by proper proceedings in any court having jurisdiction. The arbitrators, regardless how appointed, may determine how the expenses of the arbitration, including reasonable attorneys' fees, and disbursements of the successful party, shall be borne as between Landlord and Tenant.


                                A R T I C L E  24.
                                - - - - - - -  ---

                       LIMITATION OF LANDLORD'S LIABILITY
                       ----------------------------------

            SECTION 1. The term "Landlord" as used in this Lease, so far as covenants and/or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee of the Premises and in the event of any transfer or transfers of the title to such fee Landlord herein named (and in the case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such conveyance or transfer of all liability for the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, provided that any funds in the hands of such Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee and any amount then due and payable to Tenant by Landlord or the then grantor under any provisions of this Lease, shall be paid to Tenant, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord shall be binding on Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership.

            SECTION 2. Anything contained in this Lease to the contrary notwithstanding, Tenant agrees that it shall look solely to the estate and property of Landlord in the Premises and the Building for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord or requiring the performance by Landlord of any covenant or obligation of this Lease in the event of any default or breach by Landlord with respect to any of the terms, covenants or conditions of this Lease to be observed and/or performed by Landlord (subject always, however, to the prior fights of any mortgagee of the Premises and the Building), and no other assets of Landlord whatsoever shall be subject to levy, execution or other procedures for the satisfaction of Tenant's remedies.

            SECTION 3. Without in any manner limiting the generality of the foregoing, it is specifically understood and agreed by and between the parties hereto that no officer, director, stockholder or agent of any corporate entity landlord shall have personal or individual liability pursuant hereto nor shall any partner of a partnership landlord have any personal or individual liability pursuant hereto nor shall the individual proprietor of any individual proprietorship landlord have any personal or individual liability pursuant hereto.

                                A R T I C L E  25.
                                - - - - - - -  ---

                                ESTOPPEL NOTICES
                                ----------------

            Tenant agrees at any time and from time to time upon not less than ten (10) days' prior written request by Landlord to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and stating the modifications), the Commencement Date of the term hereof and the dates to which the Fixed Rent, additional rent and other charges have been paid in advance, if any, it being intended that any such statement delivered pursuant to this Article may be relied upon by any third party, including but not limited to any prospective purchaser of Landlord's interests herein, the fee, or by any mortgagee or assignee of any mortgage upon Landlord's interest in the Premises and/or the Building.


                                A R T I C L E  26.
                                - - - - - - -  ---

                                    REMEDIES
                                    --------

            The specified remedies to which Landlord and Tenant may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord or Tenant may be lawfully entitled in case of any breach or threatened breach by Landlord or Tenant of any provisions of this Lease. The failure of Landlord or Tenant to insist in any one or more cases upon the strict performance of any of the covenants of the Lease or to exercise any option herein contained shall not be construed as a waiver or a relinquishment for the future of such covenant or option. A receipt by Landlord of rent with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver of such breach, and no waiver by Landlord or Tenant of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord or Tenant (as the case may be). In addition to the other remedies in this Lease provided, Landlord or Tenant shall be entitled to the restraint by injunction of the violation or attempted or threatened violation, of any of the covenants, or provisions of this Lease.


                                A R T I C L E  27.
                                - - - - - - -  ---

                              BROKERAGE COMMISSION
                              --------------------

            Tenant warrants and represents that it has not dealt or negotiated with any real estate broker or salesman in connection with this Lease other than Cushman & Wakefield (the "Broker") or representatives thereof. Tenant shall and hereby does indemnify and hold Landlord harmless from and against any real estate commissions, fees, charges or the like, or claims therefor, including any and all costs incurred in connection therewith, arising out of the within transaction payable to any party other than the Broker except to the extent any such claim or commission is based solely upon Landlord's acts.

                                A R T I C L E  28.
                                - - - - - - -  --

                               UNAVOIDABLE DELAYS
                               ------------------

             In the event that either Landlord or Tenant shall be delayed or prevented from performing any of its obligations pursuant to the provisions of this Lease due to governmental action, or lack thereof, or due to shortages of or unavailability of materials and/or supplies, labor disputes, strikes, slow downs, job actions, picketing, secondary boycotts, fire or other casualty, delays in transportation, acts of God, failure to comply or inability to comply with any orders or request of any governmental agencies or authorities, acts of declared or undeclared war, public disorder, riot or civil commotion, or due to any other cause beyond the reasonable control of Landlord or Tenant, as the case may be (collectively "Force Majeure"), such party shall in any or all such events be excused from its obligation to perform and comply with such provisions of this Lease for a period of time commensurate with any delay so caused, without any liability to the other therefor whatsoever, and all time periods provided for herein for performance of any such obligations shall be extended for a period of time commensurate with any such delay. Notwithstanding the foregoing, the provisions of this Article shall not apply to, and shall permit any delay in (i) the payment of any installment of Fixed Rent or additional rent and (ii) the exercise by Tenant of any option contained in this Lease.


                                A R T I C L E  29.
                                - - - - - - -  ---

                                  SUBORDINATION
                                  -------------

            SECTION 1. Tenant covenants that its rights under this Lease are now and will be subordinate to the operation and effect of any mortgage(s) or ground lease(s) now existing or hereafter placed upon the Premises, the Building and/or the Lot or any part or portion thereof without any further written document from Tenant; provided, however, Tenant agrees to execute any instrument required by Landlord to effectuate the provisions hereof and hereby constitutes Landlord as Tenant's Attorney-in-Fact to execute any such instrument in the name of Tenant. In the event that any mortgagee of the Premises and/or the Building shall succeed to the interests of the Landlord under the within Lease, it is understood and agreed that said mortgagee shall not in any event be or become liable for any act or omission of any prior landlord (including the Landlord); or be subject to any offsets or defenses which Tenant might have against any prior landlord (including the Landlord); or be bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord (including the Landlord); or be bound by any amendment or modification of the within Lease made without its consent; or be bound to return any security deposit under the within Lease unless the same shall actually come into possession of said mortgagee.

            SECTION 2. Tenant agrees to comply with such reasonable conditions and requirements for modifications hereof made by any existing, future or prospective bona fide institutional mortgagee of the Premises and/or the Building, which conditions and requirements shall not materially and adversely affect the basic business terms hereof, and Tenant further agrees to execute such further documents and modifications of the terms hereof as may be reasonably requested by such institutional mortgage lender.

            SECTION 3. Tenant shall, upon the request of Landlord or Landlord's mortgagee, at any time during the term hereof, furnish to Landlord or to any such mortgagee, the most recent financial statements of Tenant duly certified by a certified public accountant.

            SECTION 4. Tenant further agrees that neither the cancellation nor the termination of any ground or underlying lease, nor the foreclosure of any mortgage affecting the fee title of the Premises, the Building and/or the Lot, nor any foreclosure of a leasehold mortgage, nor any proceedings brought by the holder of any such mortgage to recover possession of the Premises or the Building shall, by operation of law or otherwise, result in the cancellation or termination of this Lease or the obligations of Tenant hereunder, and Tenant covenants and agrees to attorn to any successor to Landlord's interest in this Lease and/or in the Premises and/or the Building or to the holder of any such mortgage or ground or underlying lease or to the purchaser of the

Premises and/or the Building (or Landlord's interests therein) at any foreclosure sale, provided that in any such case this Lease and Tenant's interest shall not be disturbed and shall be recognized by any successor to Landlord's interests hereunder or by any such mortgagee or purchaser for the period(s) in which this Lease remains in good standing.

            SECTION 5. If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to Landlord and each mortgagee of the Premises whose name and address shall previously have been furnished to Tenant, and (b) until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such mortgagee of the Premises shall have become entitled under such mortgage to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided such mortgagee of the Premises shall with due diligence give Tenant notice of intention to, and commence and continue to, remedy such act or omission.


                                A R T I C L E  30.
                                - - - - - - -  ---

                                      SIGNS
                                      -----

            The Tenant shall only be permitted to install signage at the Premises in accordance with standards established by Landlord for the Building, at such designated locations as Landlord shall direct and in accordance with all governmental laws, orders, rules and regulations. The Tenant shall not have the right to put any identifying signs on the exterior of the Building or roof hereof. Subject to the foregoing Tenant shall, at Tenant's cost and expense, be identified on any building directory sign maintained by Landlord for all the tenants of the Building, and may identify itself, at its cost and expense, by name only, on the entrance door of the Premises leading to the interior Common Areas. Said name shall be of such shape, size and design as shall be approved by Landlord. Without limiting the foregoing, Tenant shall be solely responsible, at its cost and expense, for obtaining any and all governmental permits and approvals required for the installation of any and all signs installed by Tenant. Tenant shall, at its cost and expense, remove all signs at the expiration or earlier termination of the Lease and Tenant shall, at its cost and expense, repair all damage caused by such removal.


                                A R T I C L E  31.
                                - - - - - - -  ---

                               NOTICES OF DEFAULT
                               ------------------

            Tenant agrees that any default notice served upon Landlord shall also be served upon any mortgagee (or underlying Ground Lessor) of the Premises and the Building, the name(s) of which Landlord shall have furnished to Tenant theretofore. Tenant further agrees that Landlord's mortgagee(s) (or such Ground Lessor(s)) shall have and be deemed to have the same period of time to cure any of Landlord's defaults pursuant to the provisions of this Lease as Landlord shall be granted pursuant to the provisions of this Lease.


                                A R T I C L E  32.
                                - - - - - - -  ---

                                       USE
                                       ---

            SECTION 1. The Premises may be used only for executive and general office purposes and for no other purpose whatsoever. Without expanding any use to which the Premises may be put as hereinbefore set forth, it is specifically understood and agreed that no part of the Premises shall, at any time, be used for the sale or preparation of food or beverages. No part of the Premises shall be used or employed for any purpose which shall emit or produce loud noises, vibrations, noxious fumes or odors or for any purpose which shall constitute a nuisance, or which shall be, or shall cause Landlord, the Premises or the Building to be violative of any governmental rule, law or regulation.

            SECTION 2. Tenant represents and warrants that its Standard Industrial Classification Number ("S.I.C." Number) under the Standard Industrial Classification Manual published by the Executive Office of the President, Office of Management and Budget is as set forth in the Lease Summary included in this Lease.


                                A R T I C L E  33.
                                - - - - - - -  ---

                           LANDLORD'S RIGHT TO MODIFY
                           --------------------------

            Anything contained in the within Lease to the contrary notwithstanding, it is specifically understood and agreed by and between the parties hereto that Landlord retains the sole and uncontrolled right and discretion to vary, modify or alter the size of the Lot and/or the Building, to add thereto or to subtract therefrom, or, having constructed the Building, to make any modifications thereto, additions thereto, deletions therefrom or expansion thereof as Landlord may in its sole discretion elect to do; provided always, however, that no such variation, modification, or alteration shall operate so as to affect the Premises in such a way as would vary, modify or alter the size thereof or as would materially and adversely affect Tenant's use and enjoyment thereof or of the common areas associated therewith. Landlord retains and shall retain in its sole discretion the fight to enlarge or diminish the common areas. No diminution of the size of any portion of the Lot shall operate to reduce parking below legal minimum requirements unless reasonably acceptable substitute parking in sufficient amounts is then made available.


                                A R T I C L E  34.
                                - - - - - - -  ---

                                  LATE CHARGES
                                  ------------

            In the event that any installment of Fixed Rent, additional rent, impositions or the like shall be delinquent and overdue for a period in excess of ten (10) days, a "late charge" of five cents ($.05) for each dollar ($1.00) so delinquent and overdue may be charged to Tenant by the Landlord for the purpose of defraying the Landlord's expenses incident to handling such delinquent payment. This charge shall be in addition to, and not in lieu of, any other remedy which the Landlord may have and is in addition to any reasonable fees and charges of any attorney which the Landlord may employ to enforce the Landlord's remedies in connection with any default hereunder, whether such remedy(ies) shall be authorized herein, or by law. Such "late charges", if not previously paid, shall, at the option of the Landlord, be paid at the same time as the next succeeding monthly installment of Fixed Rent to be made under the Lease.


                                A R T I C L E  35.
                                - - - - - - -  ---

                        LANDLORD'S RULES AND REGULATIONS
                        --------------------------------

            The rules and regulations regarding the Building and the Lot affixed to this Lease, as Exhibit B, as well as any other and further reasonable rules and regulations which shall be made by the Landlord, shall be observed by the Tenant and by the Tenant's employees, agents and invitees. The Landlord reserves the right to rescind any presently existing rules applicable to the Building and the Lot and to make such other and further reasonable rules and regulations as, in its judgment, may from time to time be desirable for the safety, care and cleanliness of the Building and the Lot and for the preservation of good order therein, which rules, when so made and reasonable notice thereof given to the Tenant, shall have the same force and effect as if originally made a part of this Lease. Such other and further rules shall not, however, be inconsistent with the proper and rightful enjoyment by the Tenant of the Premises.

                                A R T I C L E  36.
                                - - - - - - -  ---

                              CONDITION OF PREMISES
                              ---------------------

            It is expressly understood and agreed by and between the parties hereto that except as specifically provided for herein to the contrary, the Premises are being leased by Landlord to Tenant, and shall be delivered to Tenant, in their present condition "as is" and Landlord shall not be obligated to perform any additional work of any type or nature whatsoever in connection with said Premises in order to prepare same for Tenant's use or occupancy.


                                A R T I C L E  37.
                                - - - - - - -  ---

                               ENVIRONMENTAL LAWS
                               ------------------

            SECTION 1. (a) As used in this Article 37, the term "Occupant" shall mean any person or entity other than Tenant using and/or occupying all or any portion of the Premises.

            (b) Notwithstanding any other provision of this Lease to the contrary, Tenant agrees that it shall, at its sole cost and expense, fulfill, observe and comply with, and shall take all necessary steps to cause any and all Occupants to fulfill, observe and comply with, all of the terms and provisions of the Industrial Site Recovery Act, N.J.S.A 13:1K-6 ET SEQ., ("ISRA") the Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 ET SEQ., (the "Spill Act"), and all other federal, state and local environmental laws now in effect or hereinafter enacted, as any of the same may be amended from time to time, and all rules, regulations, ordinances, opinions, orders and directives issued or promulgated pursuant thereto or in connection therewith.

            (c) Without limiting the foregoing, upon Landlord's request therefor, and in all events no later than sixty (60) days prior to "closing operations" or "transferring ownership or operations" (as said terms are defined in ISRA) by Tenant and/or any one or more of the Occupants, Tenant, at its sole cost and expense, shall provide Landlord with a certified true copy of:

                  (i) An opinion letter from the New Jersey Department of Environmental Protection and Energy ("NJDEPE") (or such other agency or body as shall then have jurisdiction over ISRA matters) in a form satisfactory to Landlord's counsel, stating that ISRA does not then apply to: Tenant; the use and occupancy of the Premises and the closing of operations or transferring of ownership or operations of all or any portion of the Premises; or

                  (ii) A "No further action letter" (as said term is defined in ISRA) duly and finally approved by NJDEPE or such other agency or body as shall then have jurisdiction over ISRA matters; or

                  (iii) A "Remedial action workplan" (as said term is defined in ISRA) duly and finally approved by NJDEPE or such other agency or body as shall then have jurisdiction over ISRA matters.

            Nothing in this Section 1(c) of Article 37 shall be construed as limiting Tenant's obligation to otherwise comply with ISRA.

            (d) In the event Tenant complies with Section 1(c) of Article 37, by obtaining an approved final Remedial action workplan, Tenant further agrees that it shall, at its sole cost and expense:

                  (i) Post or cause to be posted any financial guarantee or other bond required to secure implementation and completion of said Remedial action workplan, and

                  (ii) Promptly implement and prosecute to completion or cause to be so implemented and prosecuted said Remedial action workplan, in accordance with the schedules contained in said Remedial action workplan or as may be otherwise ordered or directed by

NJDEPE or such other agency or body as shall then have jurisdiction over said Remedial action workplan. Tenant expressly understands and acknowledges that Tenant's compliance with the provisions of this Section 1(d) of Article 37 may require Tenant to expend funds or do acts after the expiration or termination of one or more subleases or contracts between Tenant and one or more Occupants. Tenant agrees that it shall expend such funds and do such acts and shall not be excused therefrom even though the term of said subleases shall have previously expired or been terminated.

            (e) Within ten (10) days after written request by Landlord, Tenant, shall deliver to Landlord a duly executed and acknowledged affidavit of Tenant and of the chief executive officers of such Occupants as Landlord may, from time to time, require, certifying:

                  (i) The proper four digit Standard Industrial Classification number relating to Tenant and/or said Occupant's then current use of the demised premises (said Standard Industrial Classification number to be obtained by reference to the then current Standard Industrial Classification Manual prepared and published by the Executive Office of the President, Office of Management and Budget or the successor to such publication); and

                  (ii) (A) That Tenant's and/or said Occupant's then current use of the Premises does not involve the generation, manufacture, refining, transportation, treatment, storage, handling, or disposal of hazardous substances or hazardous wastes (as hazardous substances and hazardous wastes are defined in ISRA) on site, above ground or below ground (all of the foregoing being hereinafter collectively referred to as the Presence of Hazardous Substances), or, (B) that Tenant's and/or said Occupant's then present use does involve the Presence of Hazardous Substances, in which event, said affidavit shall describe in detail that portion of Tenant's and/or said Occupant's operations which involves the Presence of Hazardous Substances. Said description shall, INTER ALIA, identify each Hazardous Substance and describe the manner in which it is generated, handled, manufactured, refined, transported, treated, stored, and/or disposed of. Tenant and/or said Occupant shall supply Landlord with such additional information relating to said Presence of Hazardous Substances as Landlord may request.

            (f)   Without limiting the foregoing, Tenant agrees,

                  (i) at its sole cost and expense, to promptly discharge and remove any lien or other encumbrance against the Premises arising from or in connection with Tenant's failure or inability, for any reason whatsoever, to observe or comply with ISRA and/or the provisions of this Article 37; and

                  (ii) to indemnify and hold Landlord harmless from and against any and all liability, penalties, losses, expenses, damages, costs, claims, causes of action, judgments and/or the like, of whatever nature, including, but not limited to, reasonable attorneys' fees, to the extent said lien, encumbrance, liability, penalty, loss, expense, damage, cost, claim, cause of action, judgment and/or the like arise from or in connection with Tenant's failure or inability, for any reason whatsoever, to observe or comply with ISRA and/or the provisions of this Article 37.

            (g) Tenant further represents, covenants and agrees that the Premises shall not, without the prior written consent of Landlord having been obtained, at any time during the term of this Lease, contain any underground or above-ground tanks for the storage of fuel oil, gasoline and/or other petroleum products or by-products.

            (h)   Tenant agrees that each of the foregoing provisions of this
Article 37 shall survive the expiration or earlier termination of the term of this Lease.

                                A R T I C L E  38.
                                - - - - - - -  ---

                         INITIAL LEASEHOLD IMPROVEMENTS
                         ------------------------------

            SECTION 1. Landlord shall, at its expense, perform the  work
(the "Work") at the Premises, as described in the Blueprints found in Exhibit A attached hereto.

Landlord shall perform the Work using building standard materials. Except for the Work, Tenant agrees to take possession of the Premises "as is" and Landlord shall have no obligation or responsibility to make any improvements, modifications, changes, repairs or alterations to the Premises in connection with the Tenant's initial occupancy thereof.

            SECTION 2. Tenant agrees that it shall not interfere with Landlord's completion of the Work and that any labor, which may be employed in connection with the installation of Tenant's trade fixtures, furniture or other items not in the Work shall be compatible with labor forces employed by Landlord. To the extent Tenant causes a delay in the completion of the Work whether by reason of a change in the Work, non-compatibility of labor or otherwise, the Commencement Date of this Lease shall be accelerated by the period of such delay.

            SECTION 3. Within thirty (30) days after the substantial completion of the Work, Tenant shall prepare and deliver to Landlord a "punch list" of all items which are not fully completed, or which are defective, and Landlord agrees to complete or correct same as quickly thereafter as is reasonably practical under the circumstances. Except as set forth on said punch list, Tenant shall be deemed to have accepted the Work.


                                A R T I C L E  39.
                                - - - - - - -  ---

                                SECURITY DEPOSIT
                                ----------------

            SECTION 1. Upon execution of this Lease, the Tenant shall deposit with the Landlord the sum of $6,500.00 as security for the full and faithful performance of all obligations under this Lease upon the part of the Tenant to be performed. Upon expiration of the term of this Lease, and providing the Tenant is not in default hereunder and has performed all of the conditions of this Lease, the Landlord shall return the balance of the security deposit to the Tenant. Tenant covenants and agrees that it will not assign, pledge, hypothecate, mortgage or otherwise encumber the aforementioned security during the term of this Lease. It is expressly understood and agreed that the right to co-mingle the security funds with its general funds and said security funds with its general funds and said security shall not be required to be segregated.

            SECTION 2. In the event of the failure of Tenant to keep and perform any of the terms, covenants and conditions of this Lease to be kept and performed by Tenant, then at the option of Landlord said Landlord may, after terminating this Lease, appropriate and apply said entire deposit, or so much thereof as may be necessary to compensate the Landlord for all loss or damage sustained or suffered by Landlord due to such breach on the part of Tenant. Should the entire deposit, or any portion thereof, be appropriated and applied by Landlord for the payment of overdue rent or other sums due and payable to Landlord by Tenant hereunder, or damage sustained or suffered by Landlord due to such breach on the part of Tenant. Should the entire deposit, or any portion thereof, be appropriated and applied by Landlord for the payment of overdue rent or other sums due and payable to Landlord by Tenant hereunder, or should there be any increase in the Fixed Rent then Tenant shall, upon the written demand of Landlord, forthwith remit to Landlord a amount equal to the portion appropriated or applied by Landlord as above provided, and/or the amount of any increase in the Fixed Rent, as the case may be, and Tenant's failure to do so within five (5) days after receipt of such demand shall constitute a breach of this Lease.

            SECTION 3. Landlord may deliver the funds deposited hereunder by Tenant to the purchaser of Landlord's reversionary interest in the Premises, in the event that such reversionary interest be sold and thereupon Landlord shall be discharged from any further liability with respect to such deposit.


                                A R T I C L E  40.
                                - - - - - - -  ---

                                  HOLDING OVER
                                  ------------

            The failure of the Tenant to surrender the Premises after the expiration or sooner termination of this lease term, and the subsequent holding over by the Tenant with or without the consent of the Landlord, shall only result in the creation of a month-to-month tenancy. Such holding over shall not result in a renewal or extension of this Lease, and the month-to-month tenancy so created may be terminated by either party hereto upon thirty (30) days' written notice to the other. All other terms and conditions of this Lease shall remain in full force during any month-to-month tenancy, except that the Fixed Rent for any such hold over term shall be two hundred (200%) percent of the amount of all rent payable by Tenant for the immediately preceding lease period; provided, always, however, that if Tenant shall have failed to surrender or vacate the Premises to Landlord on or before the expiration date of the term of this Lease, or any renewal thereof, or if Tenant shall have held over and Landlord shall have given notice to Tenant to vacate and surrender the Premises, and Tenant shall have failed to vacate and surrender the same to the Landlord on or before the date indicated in said notice, Tenant shall in all such events be liable for all damages suffered by Landlord as a result thereof.


                                A R T I C L E  41.
                                - - - - - - -  ---

                         AUTHORITY OF LEASE SIGNATORIES
                         ------------------------------

            If Tenant is a corporation or a partnership, each person signing this Lease on behalf of Tenant represents that he has full authority to do so and that this Lease binds the corporation or partnership, as the case may be.


                                A R T I C L E  42.
                                - - - - - - -  ---

                                  MISCELLANEOUS
                                  -------------

            (a) The covenants and agreements herein contained shall bind and inure to the benefit of Landlord and Tenant, their heirs, executors, administrators, successors and assigns.

            (b) If any provision of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable, the remainder of this Lease shall not be affected thereby.

            (c) Whenever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

            (d) The enumeration anywhere in this Lease of any right or remedy of either party shall not be construed as an exclusion or substitution of any other rights or remedies conferred under this Lease or applicable by law.

            (e) This Lease shall not be modified or canceled except by a writing subscribed to by the parties.

            (f) The submission of this Lease for examination does not constitute a reservation of or option for the premises and this Lease becomes effective as a lease only upon execution and delivery thereof by Landlord and Tenant.

            (g) This Lease shall not be recorded. Any recordation by Tenant shall constitute a material default entitling Landlord to terminate this Lease.

            (h) This Lease shall be governed by and in accordance with the laws of the State of New Jersey.

            (i) Landlord shall have, with respect to any payment of additional rent or other charge to be paid by Tenant pursuant to this Lease, the same rights and remedies under this Lease and at law and in equity as are available to Landlord for non-payment of Fixed Rent.

            IN WITNESS WHEREOF these presents have been signed sealed and delivered the day and year first above written.


WITNESS:                                     METROPLEX ASSOCIATES
                                             (Landlord)


                                             By: /s/ SAM HALPERN
--------------------------------                 ------------------------------
                                                 SAM HALPERN, Partner


ATTEST:                                      HANOVER CAPITAL MORTGAGE CORP.
                                             (Tenant)

                                             By: /s/ JOHN BURCHETT
--------------------------------                 ------------------------------
                    , Secretary                  JOHN BURCHETT, President

                                    EXHIBIT A
                                    ---------

                               DIAGRAM OF PREMISES
                               -------------------

                                    EXHIBIT B
                                    ---------

                         BUILDING RULES AND REGULATIONS
                         ------------------------------

            1. Tenant shall not obstruct or permit its agents, clerks or servants to obstruct, in any way, the sidewalks, entry passages, corridors, halls, stairways or elevators of the Building, or use the same in any other way than as a means of passage to and from the offices of Tenant; bring in, store, test or use any materials in the Building which could cause a fire or an explosion or produce any fumes or vapor; make or permit any improper noises in the Building; smoke in the elevators; throw substances of any kind out of the windows or doors, or down the passages of the Building, or in the halls or passageways; sit on or place anything upon the window sills; or clean the windows.

            2. Waterclosets and urinals shall not be used for any purpose other than those for which they are constructed; and no sweepings, rubbish, ashes, newspaper, paper towels or any other substances of any kind shall be thrown into them. Waste and excessive or unusual use of electricity or water is prohibited.

            3. The windows, doors, partitions and lights that reflect or admit light into the halls or other places of the Building shall not be obstructed. NO SIGNS, ADVERTISEMENTS OR NOTICES SHALL BE INSCRIBED, PAINTED, AFFIXED OR DISPLAYED IN, ON, UPON OR BEHIND ANY WINDOWS, except as may be required by law or agreed upon by the parties; and no sign, advertisement or notice shall be inscribed painted or affixed on any doors, partitions or other part of the inside of the Building, without the prior written consent of Landlord. If such consent be given by Landlord, any such sign, advertisement, or notice shall be inscribed, painted or affixed by Landlord, but the cost of the same shall be charged to and be paid by Tenant, and Tenant agrees to pay the same promptly, on demand. Landlord agrees that Tenant shall be suitably identified.

            4. No contract of any kind with any supplier or towels, water, toilet articles, waxing, rug shampooing, venetian blind washing, furniture, polishing, lamp servicing, cleaning of electrical fixtures, removal of waste paper, rubbish or garbage, or other like service shall be entered by Tenant, nor shall any vending machine of any kind be installed in the Building, without the prior written consent of Landlord.

            5. When electric wiring of any kind is introduced, it must be connected as directed by Landlord, and no stringing or cutting of wires will be allowed, except with the prior written consent of Landlord, and shall be done only by contractors approved by Landlord. The number and location of telephones, telegraph instruments, electric appliances, call boxes, etc., shall be approved by Landlord. No tenant shall lay linoleum or other similar floor covering so that the same shall be in direct contact with the floor of the Premises; and if linoleum or other similar floor covering is desired to be used, an inter-lining of builder's deadening felt shall be first affixed to the floor by a paste or other removable material, the use of cement or other similar adhesive material being expressly prohibited.

            6. Landlord shall have the right to prescribe the weight, size and position of all safes and other bulky or heavy equipment and all freight brought into the Building by the Tenant; and also the times of moving the same in and out of the Building; and all such moving must be done under the supervision of the Landlord. Landlord will not be responsible for loss of or damage to any such equipment or freight from any cause; but all damage done to the Building by moving or maintaining any such equipment or freight shall be repaired at the expense of Tenant. All safes shall stand on a base of such size as shall be designated by the Landlord. The Landlord reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates the lease.

            7. No machinery of any kind or articles of unusual weight or size will be allowed in the Building without the prior written consent of Landlord. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient in Landlord's judgment to absorb and prevent vibration, noise and annoyance.

            8. No additional lock or locks shall be placed by Tenant on any door in the Building, without prior written consent of Landlord. Two keys will be furnished Tenant by Landlord; two additional keys will be supplied to Tenant by Landlord, upon request, without charge; any additional keys requested by Tenant shall be paid for by Tenant. Tenant, its agents and employees, shall not change any locks. All keys to doors and washrooms shall be returned to Landlord at the termination of the tenancy, and in the event of loss of any keys furnished, Tenant shall pay Landlord the cost thereof.

            9. Tenant shall not employ any person or persons other than landlord's janitors for the purpose of cleaning the premises, without prior written consent of Landlord. Landlord shall not be responsible to Tenant for any loss due to theft or vandalism from the Demised Premises however occasioned.

            10. No animals of any kind shall be brought into or kept in or about the Premises.

            11. The requirements of Tenant will be attended to only upon the application at the office of the Building. Employees of Landlord shall not perform any work for Tenant or do anything outside of their regular duties, unless under special instructions from the office of the Landlord. Landlord agrees to keep Tenant advised at all times of how to contact the Building Manager.

            12. The Premises shall not be used for lodging or sleeping purposes, and cooking therein is prohibited. Vending machines for coffee and rolls are permitted, only upon written consent of Landlord, which consent shall not be unreasonably withheld.

            13. Tenant shall not conduct, or permit any other person to conduct any auction on the premises. The Tenant shall not store goods, wares or merchandise upon the Premises, except for the storage of usual supplies and inventory to be used by Tenant in the conduct of its business; permit the Premises to be used for gambling, make any unusual noises in the Building; permit to be played any musical instrument in the premises; permit to be played any radio, television, recorded or wire music in such a loud manner so as to disturb or annoy other tenants; or permit any unusual odors to be produced upon the Premises.

            14. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached or hung in, or used in connection with any window or door of the Premises, without the prior written consent of Landlord. Such curtains, blinds and shades must be of a quality, type, design, and color and attached in a manner approved by Landlord.

            15. Canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same.

            16. There shall not be used in the Premises or in the Building, either by Tenant or by others, in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and side guards, and no hand trucks will be allowed in passenger elevators.

            17. Each Tenant, before closing and leaving the Premises, shall ensure that all windows are closed and all entrance doors locked.

            18. Landlord shall have the right to prohibit any advertising by Tenant which in Landlord's opinion tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

            19. Landlord hereby reserves to itself any and all rights not granted to Tenant hereunder, including, but not limited to, the following rights which are reserved to Landlord for its purposes in operating the Building.

            (a) the exclusive right to the use of the name of the Building for all purposes, except that Tenant may use the name as its business address and for no other purpose;

            (b) the right to change the name or address of the Building without incurring any liability to Tenant for so doing;

            (c) the right to install and maintain a sign or signs on the exterior of the building;

            (d) the exclusive right to use or dispose of the use of the roof of the building;

            (e) the right to limit the space on the directory of the Building to be allotted to Tenant;

            (f) the right to grant to anyone the right to conduct any particular business or undertaking in the Building.

            20. Tenant shall provide Landlord with a list of all employees and a description of all motor vehicles, including make, model, color and license plate number, used thereby or by Tenant within 10 days of the Commencement Date and periodically thereafter as and when there is a change in employees or in employee or Tenant vehicles.

                                    EXHIBIT C
                                    ---------

                           HVAC PERFORMANCE STANDARDS
                           --------------------------





                Summer - 95(degree) drybulb; 75(degree) wetbulb.

                Indoor - 75(degree) drybulb; 50(degree) wetbulb.

                Winter - 0(degree) Outdoor - 70(degree) Indoor.

                                    EXHIBIT D
                                    ---------

                          CLEANING MAINTENANCE SERVICE
                          ----------------------------

            NIGHTLY: (Between the hours of 5:30 p.m. and 8:00 a.m., Monday through Friday, legal holidays excepted)

            1.    Clean Common Area Lavatories as follows:

            (a) All lavatory floors to be swept and washed with disinfectant nightly.

            (b) Wash and polish all mirrors, powder shelves, bright work and enamel surfaces.

            (c)   Wash and disinfect all basins, bowls and urinals.

            (d) Hand dust all partitions, tile walls, towel, paper and sanitary napkin dispensers, and receptacles, and wash as required.

            (e)   Empty and clean paper towel and sanitary disposal receptacles.

            (f) Fill toilet tissue holders, soap dispensers and towel dispensers, material to be furnished by Landlord.

            2.    Empty and clean all waste receptacles and ash trays.

            3. Furniture will be dusted and desk tops will be wiped clean. However, desks with loose papers on the top will not be cleaned. Window sills and baseboards to be dusted and washed when necessary.

            4. Remove all rubbish and trash from premises. The Tenants will remove all extraordinary rubbish and trash.

            5.    Carpets will be swept daily and vacuumed weekly.

            6.    All uncarpeted areas will be swept daily.

            7. Damp mop and/or vacuum floors in entrance foyers, elevator lobbies, and public corridors, if applicable.

            8. Keep locker, storage and slop sink rooms in a clean and orderly manner.

            WEEKLY:
            -------

            1. Remove all finger marks and smudges from paneled vestibule surfaces whenever and wherever practicable.

            MONTHLY:
            --------

            1. High Dusting: Dust clean all exposed pipes, air conditioning louvers, ducts and other areas not reached in nightly cleaning.

            SEMI-ANNUALLY:
            --------------

            1.    Wash interior of all windows.

            ANNUALLY:
            ---------

            1.    Wash exterior of all windows.

                                    EXHIBIT E
                                    ---------

                                HOLIDAY SCHEDULE
                                ----------------


                                 NEW YEAR'S DAY

                             WASHINGTON'S BIRTHDAY

                                   GOOD FRIDAY

                                  MEMORIAL DAY

                                INDEPENDENCE DAY

                                    LABOR DAY

                                THANKSGIVING DAY

                                  CHRISTMAS DAY

               FIRST MODIFICATION AND EXTENSION OF LEASE AGREEMENT

            This First Modification and Extension of Lease Agreement ("Agreement"), made this 28th day of February, 1997, by and between Metroplex Associates, a New Jersey partnership, having an address c/o of Atlantic Realty Development Corp., 90 Woodbridge Center Drive, Woodbridge, New Jersey 07095 (the "Landlord"), and Hanover Capital Mortgage Corp., a Missouri corporation, having an address at Metroplex Corporate Center I, 100 Metroplex Drive, Edison, New Jersey 08817 (the "Tenant").

                              W I T N E S S E T H:

            WHEREAS, by lease dated March 9, 1994 (the "Lease"), Landlord leased to Tenant and Tenant hired from Landlord certain premises (the "Premises") constituting a portion of the third floor of the building (the "Building") known as Metroplex Corporate Center I, 100 Metroplex Drive, Edison, New Jersey 08817; and

            WHEREAS, Landlord and Tenant desire to modify and extend the Lease as hereinafter provided;

            NOW, THEREFORE, for and in consideration of the above premises, the mutual covenants hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

            1. TERM. (a) Landlord and Tenant agree to extend the term of the Lease for a period of five (5) years and four (4) months, commencing on March 1, 1997 and expiring at 6:00 p.m. on June 30, 2002 (the "Renewal Period").

            (b) Tenant shall have, and is hereby granted, one (1) additional option to further renew and extend the term of this Lease from the date upon which it would otherwise expire, for one (1) additional renewal period which shall be for a period of five (5) years (the "Additional Renewal Period"). The Additional Renewal Period shall follow consecutively upon the expiration of the Renewal Period as hereinabove provided and such Additional Renewal Period shall, upon commencement thereof, be deemed included in references to "the term of this Lease" and "the full term of this Lease". Tenant's said option with respect to the Additional Renewal Period shall be exercised by Tenant giving written notice to Landlord of Tenant's exercise of same not later than nine (9) months prior to the expiration date of the Renewal Period. Time is of the essence with respect to such notice, and failure of Tenant to give such notice at least nine (9) months prior to the expiration of the Renewal Period shall constitute a binding and conclusive waiver of Tenant's option with respect to such Additional Renewal Period. The option to renew and extend the term of this Lease as hereinabove provided shall not be deemed validly exercised unless Tenant shall not be in default at the time of either the exercise of such renewal option or the commencement of the Additional Renewal Period. If Tenant elects to exercise said renewal option, the full term of this Lease shall be automatically extended for the Additional Renewal Period without the need for the execution of an extension or renewal lease. The Additional Renewal Period shall be on all of the same terms and conditions as are in effect hereunder immediately preceding the commencement date of the Additional Renewal Period, except that the Fixed Rent during the Additional Renewal Period shall be as provided in subparagraph (c) of Paragraph 2 hereinbelow. All provisions for the payment of additional rent shall continue to apply without limitation except as otherwise provided. Tenant shall have no further right or option to renew the term of this Lease after the expiration of the Additional Renewal Period.

            2.    FIXED RENT. (a) The words "[S]ubject to the provisions of
Section 3 of this Article," are hereby deleted from Article 2, Section 1 of the Lease.

            (b) Tenant covenants to pay to Landlord for and during each lease year of the Renewal Period, Fixed Rent at the rate of Seventy Four Thousand Three Hundred Eighty Three and 50/100 ($74,383.50) Dollars per annum ($6,198.63 per month).

            (c) If Tenant exercises its option to extend the term of the Lease for the Additional Renewal Period, the Fixed Rent for the Additional Renewal Period shall be the greater of: (i) the annual amount determined by multiplying the gross rentable area of the Premises by $14.66 per square foot, or (ii) the then existing fair market rental value of the Premises determined in accordance with the provisions of subparagraph (d) of this Paragraph

            (d) The fair market rental, as contemplated by subparagraph (c) of this Paragraph 2, shall be determined as follows: Promptly after receipt by Landlord of Tenant's notice of Tenant's exercise of its option to renew and extend the term of this Lease pursuant to the provisions of subparagraph (b) of Paragraph 1 hereinabove, Landlord shall notify Tenant of the fair market rental for the Premises as of the commencement date of the Additional Renewal Period. Tenant shall have the right, by notice to Landlord given within twenty (20) days after receiving Landlord's notice of the fair market rental to object to the amount thereof. Failure by Tenant to give notice of objection within such twenty
(20) day period (time being of the essence) shall constitute an acceptance by Tenant of the rental as determined by Landlord. If Tenant shall so object, Tenant shall, at its cost and expense, engage an appraiser who is a member of the appraisal institute and who has at least five (5) years experience in the appraisal of office buildings in the Middlesex County, New Jersey area, to determine the fair market rental for the Premises as of the commencement of the Additional Renewal Period. Such appraiser shall render his or her report to Landlord and Tenant not later than thirty (30) days after the date of Tenant's notice of objection to the fair market rental as determined by Landlord. If such appraiser shall fail to render such report within such thirty (30) day period (time being of the essence), Tenant's objection to the fair market rental as determined by Landlord shall conclusively be deemed to have been waived and the rental for the Additional Renewal Period shall be as determined by Landlord. If the appraiser shall render his or her report within' such thirty (30) day period and the rental value so determined shall not be acceptable to Landlord, Landlord shall have the right to so notify Tenant, and Landlord shall then, at its cost and expense, engage an appraiser (having the same qualifications as those set forth above) to determine the fair market rental for the Premises. In the event that the two appraisers shall determine a fair market rental which shall not differ by more than ten (10%) percent, the fair market rental shall be deemed to be the average of the two appraisals. If the two appraisals shall differ by more than such ten (10 %) percent amount, then the two appraisers shall select a third appraiser with similar qualifications, with Landlord and Tenant each to pay one-half of the cost of such third appraiser, and the fair market rental for the Premises as determined by such third appraiser shall be binding and conclusive upon Landlord and Tenant. The appraiser for Landlord and the appraiser for Tenant shall select such third appraiser within ten (10) days after Landlord notifies Tenant that such third appraisal is required. The said third appraiser shall be instructed to render his or her report to Landlord and Tenant not later than thirty (30) days after the date of his or her engagement. Notwithstanding anything to the contrary contained herein, in no event shall the annual Fixed Rent for any lease year of the Additional Renewal Period be less than the annual amount determined by multiplying the gross rentable area of the Premises by $14.66 per square foot.

            3. COMMON AREAS AND PREMISES. Within ten (10) days after the date hereof, Landlord shall provide Tenant with 36 parking stickers for Tenant and Tenant's employees and invitees. Notwithstanding the foregoing, at no time shall Tenant be permitted to park more automobiles in the parking areas at the Property than the total number determined by multiplying the gross rentable area of the Premises by four (4).. Notwithstanding the foregoing, attached hereto as Exhibit A is a parking plan outlining an expanded area at the Property to be used for parking (the "Expanded Parking Area"). Tenant shall have the nonexclusive right to use the Expanded Parking Area, in common with Landlord and other tenants of the Building, on a first come first serve basis and in accordance with the terms and provisions of Article 5 of the Lease.

            4. ADDITIONAL RENT. From and after March 1, 1997, the Base Year, as defined in Article 18, Section 1 of the Lease shall mean either the calendar year 1994 or the calendar year 1997 determined as follows: The Operating Costs and taxes (as said terms are defined in Article 18 of the Lease) shall be determined for each of the calendar years 1994 and 1997, and the Base Year for Operating Costs shall be the calendar year in which the Operating Costs are greater, and the Base Year for taxes shall be the calendar year in which the taxes are greater. Operating Costs and taxes for the calendar year 1997 are not capable of being determined as of March 1, 1997. When the Operating costs and taxes for the calendar year 1997 are calculated, Landlord shall notify Tenant of the same, and an appropriate adjustment, if any, shall be made for any sum of money due to or from Tenant with respect to Tenant's obligations pursuant to
Article 18 of the Lease as modified by this Paragraph 4. Tenant and Landlord understand and agree that regardless of the Base Year for Operating Costs and taxes that is determined, Tenant will not be responsible for any Proportionate Share of Operating Costs and taxes for the period March 1, 1997 through December 31, 1997. Accordingly Tenant will not be billed (on a monthly basis for) any Proportionate Share for Operating Costs and expenses for the period March 1, 1997 through December 31, 1997.

            5. BROKERAGE COMMISSION. Tenant warrants and represents that it has not dealt or negotiated with any real estate broker or salesman in connection with this Agreement other than Cushman & Wakefield of New Jersey, Inc. and Edward S. Gordon Company (collectively the "Broker") or representatives thereof. Tenant shall and hereby does indemnify and hold Landlord harmless from and against any real estate commissions, fees, charges or the like, or claims therefor, including any and all costs incurred in connection therewith, arising out of the within transaction payable to any party other than the Broker except to the extent any such claim or commission is based solely upon Landlord's acts. Landlord shall pay any commission due to the Broker pursuant to a separate agreement.

            6. LANDLORD'S WORK. Landlord shall, at its cost and expense (not to exceed the sum of $5.00 per gross rentable square foot of the Premises) perform the work (the "Landlord's Work") set forth on the plans and specifications, approved by Landlord and Tenant, and attached hereto as Exhibit
B. Landlord's Work shall be substantially completed by Landlord within a reasonable period of time after the date hereof. Any changes in Landlord's Work desired by Tenant ("Tenant's Changes") shall be submitted in writing (with plans and specifications where applicable), and shall be subject to Landlord's approval. Tenant agrees to pay for all Tenant's Changes based on Landlord's cost therefor, together with ten (10%) percent of such costs for overhead and ten (10%) percent of such costs for profit ("Landlord's Charges"). Tenant shall pay to Landlord Landlord's Charges for Tenant's Changes within ten (10) days of Landlord's demand therefor, but in any event prior to the commencement of Tenant's Changes. Tenant agrees that it shall not interfere with Landlord's completion of Landlord's Work and that any labor which may be employed in connection with the installation of Tenant's trade fixtures, furniture or other items not included in Landlord's Work shall be compatible with labor forces employed by Landlord. Within thirty (30) days after the substantial completion of Landlord's Work, Tenant shall prepare and deliver to Landlord a "punch list" of all items which are not fully completed, or which are defective, and Landlord agrees to complete or correct same as quickly thereafter as is reasonably practical under the circumstances. Except as set forth on said punch list, Tenant shall be deemed to have accepted Landlord's Work. All of Landlord's Work shall, at Landlord's request, be removed from the Premises by Tenant, with all damage resulting from its removal properly repaired, at Tenant's expense prior to the expiration or earlier termination of this Lease. Any Landlord's Work not so removed shall be deemed abandoned, but the cost of removal and repair incurred by Landlord shall be borne by Tenant. Landlord may request Tenant to leave all or any portion of Landlord's Work in place in which event same shall be delivered to Landlord with the Premises in good working order and repair upon the expiration or earlier termination of this Lease. Absent any notification from Landlord to the contrary, all Landlord's Work shall remain. The provisions of this Paragraph 6 shall survive the expiration or earlier termination of this Lease.

            7. RIGHT OF FIRST NOTIFICATION. Landlord agrees to give written notice to Tenant if any space on the third floor of the Building, contiguous to the Premises, becomes available for lease during the term of the Lease. Such notice shall contain the terms upon which Landlord is willing to lease such contiguous space to Tenant. Provided Tenant is not then in default under the terms of this Lease, Tenant shall have the option to lease such contiguous space on the terms and conditions set forth in Landlord's notice. Notice of Tenant's election , to lease such space must be given by Tenant to Landlord within ten
(10) days after receipt of Landlord's notice. If Tenant elects to lease such space, the Lease shall be deemed modified to add such space to the Lease on such terms and conditions as set forth in Landlord's notice, and a lease modification shall be executed by the parties. If Tenant does not so notify Landlord within such ten (10) day period, this provision shall be null and void and Landlord shall be free to lease such contiguous space to any other tenant on such terms and conditions as shall be agreed upon. If Tenant does not exercise the right to lease such contiguous space, this provision shall no longer be deemed to be included in the Lease.

            8. TENANT'S CANCELLATION OPTION. Tenant shall have the one (1) time option to cancel and terminate the Lease (the "Cancellation Option") effective as of June 30, 2000 (the "Termination Date"), provided the following conditions are satisfied:

            (a) Tenant shall give Landlord written notice of its election to exercise the Cancellation Option no later than September 30, 1999. Time is of the essence with respect to such notice, and failure of Tenant to give such notice to Landlord by September 30, 1999 shall constitute a binding and conclusive waiver of the Cancellation Option. Upon the occurrence of the Termination Date, the Lease shall cease, terminate and expire as if such date had been originally fixed for the expiration of the term of the Lease, and all accrued Fixed Rent and additional rent shall be paid, and all of Tenant's other obligations under the Lease shall be performed, up to and including the Termination Date.

            (b) Tenant shall not be in default under the provisions of the Lease either at the time of exercise of the Cancellation Option or on the Termination Date.

            (c) Upon the exercise of the Cancellation Option as aforesaid, Tenant shall pay Landlord a lease termination fee (the "Lease Termination Fee") equal to the total of the following:

                  (i) The sum of Eighteen Thousand Five Hundred Ninety Five and 88/100 ($18,595.88).

                  (ii) The unamortized cost of all brokerage commissions payable ($11,107.24) by Landlord with respect to this Agreement, which unamortized cost shall be determined on. straight-line amortization over a period of five (5) years.

            9. DEFINED TERMS. The terms used in this Agreement and not defined herein shall have the respective meanings indicated in the Lease, unless the context requires otherwise.

            10. NO OTHER CHANGES. The intent of this Agreement is only to modify and amend those provisions of the Lease as herein specified. Except as herein specifically modified, changed and amended, all of the terms and conditions of the Lease shall remain in full force and effect.

            IN WITNESS WHEREOF, the parties hereto have duly executed this First Modification and Extension of Lease as of the day and year first above written.


WITNESS:                                  METROPLEX ASSOCIATES
                                          (Landlord)


                                          By: /s/ David Halpern
-----------------------------                 ----------------------------------
                                              David Halpern, Partner


ATTEST:                                   HANOVER CAPITAL MORTGAGE CORP.
                                          (TENANT)

/s/ ????                                  By: /s/ Ralph F. Laughlin
-----------------------------                 ----------------------------------
                                              Ralph F. Laughlin, Vice President